   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2002.


                                                      REGISTRATION NO. 333-76922

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                               AMENDMENT NO. 1 TO

                                    FORM F-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                          TEEKAY SHIPPING CORPORATION
             (Exact name of registrant as specified in its charter)

       REPUBLIC OF THE                         4412                            NOT APPLICABLE
       MARSHALL ISLANDS            (Primary Standard Industrial        (I.R.S. Employer Identification
 (State or other Jurisdiction      Classification Code Number)                     Number)
     of incorporation or
        organization)

        TK HOUSE, BAYSIDE EXECUTIVE PARK, WEST BAY STREET AND BLAKE ROAD
             P.O. BOX AP-59213, NASSAU, COMMONWEALTH OF THE BAHAMAS
                                 (242) 502-8820
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                             LAWCO OF OREGON, INC.
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                               PORTLAND, OR 97204
                              ATTN: KAREN M. DODGE
                                 (503) 727-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                   COPIES TO:
                                 DAVID MATHESON
                               DOUGLAS C. BOSLEY
                                PERKINS COIE LLP
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                               PORTLAND, OR 97204
                                 (503) 727-2000
                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS            AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
  OF SECURITIES TO BE REGISTERED        REGISTERED            SECURITY               PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------
8.875% Senior Notes Due July 15,
  2011.............................    $100,000,000           102.25%              $102,250,000         $9,407(2)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.


(2)Previously paid.

                      ------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $100,000,000


                                  TEEKAY LOGO
                          TEEKAY SHIPPING CORPORATION
      OFFER TO EXCHANGE OUTSTANDING 8.875% SENIOR NOTES DUE JULY 15, 2011,
     FOR 8.875% SENIOR NOTES DUE JULY 15, 2011, WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
THE EXCHANGE OFFER
     - We will exchange all outstanding 8.875% senior notes due July 15, 2011, that were issued on December 6, 2001, and which have not been registered under the Securities Act of 1933, that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are registered and freely tradable.
     - You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

     - The exchange offer expires at 5:00 p.m., New York City time, on March 15, 2002, unless extended. We do not currently intend to extend the expiration date.

     - The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
     -  We will not receive any proceeds from the exchange offer.
THE EXCHANGE NOTES
     - The exchange notes are being offered in order to satisfy certain of our obligations under the exchange and registration rights agreement entered into in connection with the private placement of the outstanding notes.
     - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes are registered under the Securities Act of 1933 and will be freely tradable.
     - Under the terms of the indenture governing the exchange notes, the exchange notes will be consolidated with and form a single series of securities with the $250,000,000 aggregate principal amount of 8.875% senior notes due July 15, 2011 that previously were exchanged for notes we originally issued on June 22, 2001.
RESALES OF EXCHANGE NOTES
     - The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.
                            ------------------------

     If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgement, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933.

     Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities.

     We will make this prospectus available to any broker-dealer for use in any such resale for a period of up to 180 days after the date of this prospectus.

     A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities.

     If you are an affiliate of Teekay Shipping Corporation or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.
                            ------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       Prospectus dated February 5, 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual and special reports and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have agreed that, if we are not subject to the informational requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 at any time while the notes constitute "restricted securities" within the meaning of the Securities Act of 1933, we will furnish to holders and beneficial owners of the notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the notes.

     We have filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement, as permitted by SEC rules and regulations. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or its Web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information that we file with the SEC may automatically update and supersede this information. We incorporate by reference the documents listed below:

     - our Annual Report on Form 20-F for the year ended December 31, 2000, filed on April 2, 2001;

     - our reports on Form 6-K filed on April 16, May 9, May 24, June 7, July 27, August 2, August 14 and November 15, 2001, respectively; and

     - all other documents filed by Teekay pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the exchange offer.

     You may request a copy of our filings at no cost, by writing or telephoning us at the following address:

                          Teekay Shipping Corporation
                         505 Burrard Street, Suite 1400
                         Vancouver, B.C. CANADA V7X 1M5
                         Attention: Investor Relations
                           Telephone: (604) 844-6654

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate after the date on the front of the document. Information contained on our Web site will not be deemed to be a part of this prospectus.

     The indenture pursuant to which the notes offered by this prospectus will be issued contains a covenant that requires us to provide to each holder of record of the notes, upon request, and to the trustee under the indenture, annual reports containing audited financial statements and a related report expressed by independent chartered accountants, and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding, among other items:

     -  our future earnings and other operating results;

     -  tanker supply and demand;

     - our market share in the Indo-Pacific Basin and Atlantic region Aframax tanker markets and in the world shuttle tanker market;

     -  expectations as to funding our future capital requirements;

     -  future capital expenditures;

     -  our growth strategy and measures to implement our growth strategy;

     - possible disruption in commercial activities due to terrorist activity and armed conflict;

     -  competition;

     -  prospects and trends of the tanker industry, including TCE rates; and

     - other discussions of future plans and strategies, anticipated developments and other matters that involve predictions of future events.

     Other statements contained in this prospectus are forward-looking statements and are not based on historical fact, such as statements containing the words "believes," "may," "will," "estimates," "continue," "anticipates," "intends," "expects" and words of similar import.

     These forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in "Risk Factors," and elsewhere in this prospectus and in reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

     Actual results may differ materially from those projected in forward-looking statements. Although we believe that our estimates are reasonable, you should not unduly rely on these estimates, which are based on our current expectations. Factors that could cause actual results to differ materially include:

     - the cyclical nature of the tanker industry and its dependence on oil markets;

     - the supply of tankers available to meet the demand for transportation of petroleum products;

     -  our dependence on spot oil voyages;

     -  environmental and other regulation;

     - possible disruption in commercial activities due to terrorist activity and armed conflict;

     -  our potential inability to achieve and manage growth; and

     -  the other factors described in "Risk Factors."

     We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Neither we, nor any initial purchaser of the outstanding notes, make any representation, warranty or assurance as to the completeness or accuracy of these projections, and neither express an opinion or any other form of assurance regarding them.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

     We and most of our subsidiaries are incorporated in the Republic of the Marshall Islands, and other of our subsidiaries are incorporated in Bermuda, the Bahamas, Canada, Japan, Singapore, Australia, United Kingdom, Norway, India, the Philippines, Liberia and the United States. Most of our directors and executive officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of the directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our subsidiaries or the directors and officers or to realize against them judgments obtained in United States courts. In addition, you should not assume that courts in countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (a) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon civil liabilities provisions of applicable U.S. federal and state securities laws or (b) would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

                      ------------------------------------

     Unless otherwise specifically noted or the context otherwise requires, the term "outstanding notes" refers to the $100 million aggregate principal amount of 8.875% senior notes due 2011, that we issued on December 6, 2001; the term "exchange notes" refers to the notes offered by this prospectus in exchange for the outstanding notes; and the term "notes" refers to the outstanding notes, the exchange notes and the $250 million aggregate principal amount of 8.875% senior notes due July 15, 2011, that have been registered under the Securities Act of 1933, that we issued in exchange for $250 million aggregate principal amount of unregistered 8.875% senior notes due July 15, 2011, that we originally issued on June 22, 2001, pursuant to the Indenture dated as of the same date between us and The Bank of New York Trust Company of Florida, N.A. (formerly U.S. Trust Company of Texas, N.A.), as trustee.

     Unless otherwise specifically noted or the context otherwise requires, the term "tankers" refers to tankers, shuttle tankers and oil/bulk/ore carriers. Except as otherwise indicated herein, when we describe our fleet, tankers or vessels, we include newbuildings, time-chartered-in vessels and tankers that we have an interest in through joint ventures. Unless otherwise specifically noted or the context otherwise requires, when we describe our Aframax fleet we refer to all of our Aframax-size tankers, including two Aframax-size oil/bulk/ore carriers trading exclusively as crude oil carriers, but exclude our other oil/bulk/ore carriers. Industry data in this prospectus relating to Aframax tankers or vessels includes all Aframax-size tankers, including Aframax-size oil/bulk/ore carriers.

     All dollar references in this prospectus are to U.S. Dollars, unless otherwise specifically indicated.

     Certain statistical and graphical information contained in this prospectus, including the documents incorporated herein by reference, is derived from data published by third-party sources. While we have no reason to believe that such information is inaccurate in any material respect, we cannot warrant its accuracy. In addition, you are advised that some information in such databases is based on estimates or subjective judgments.

     The Teekay logo and the name Teekay Shipping Corporation are among our trademarks. All other trademarks and trade names referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

     The following summary supplements, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and in the documents incorporated herein by reference. You should read carefully this entire prospectus, including the documents incorporated herein by reference, to understand our business, the nature of the notes and the tax and other considerations that are important to your decision to invest in the notes. You should pay special attention to the "Risk Factors" section.

                                  THE COMPANY

OVERVIEW


     Teekay is a leading provider of international crude oil and petroleum product transportation services through the world's largest fleet of medium-size oil tankers. Our modern fleet of 95 tankers (including eight newbuildings, five vessels time-chartered-in and three vessels owned by joint ventures) provides transportation services to major oil companies, major oil traders and government agencies worldwide. We believe our Aframax fleet is approximately three times larger than that of our nearest direct Aframax competitor. Through our recent acquisition of Ugland Nordic Shipping ASA ("UNS"), we are also the largest owner of shuttle tankers, which engage in the transportation of oil from offshore production platforms to onshore storage and refinery facilities.


COMPETITIVE STRENGTHS

     We pursue an intensively customer- and operations-focused business strategy designed to achieve superior operating results. We base our business strategy on the following five key competitive strengths:

     - MARKET CONCENTRATION. In each market that we address within the shipping industry, we seek to achieve significant scale and scope. This market concentration has enabled us to provide comprehensive coverage of charterers' requirements while also providing a base for efficient operation and a high degree of capacity utilization. We believe we have a significant share of the Indo-Pacific Basin and the Atlantic region Aframax markets. Through our acquisition of UNS' shuttle tanker operations, we also believe we have a significant share of the world shuttle tanker market. Our presence in these markets strategically positions us to deliver superior service to the oil industry on a global basis.

     - OPERATIONAL CONTROL AND EXPERIENCED MANAGEMENT. Teekay services substantially all of its operational and management needs in-house. We have experienced management in all functions critical to our operations, which provides us with a focused marketing effort, tight quality and cost controls and effective safety monitoring.


     - MODERN, HIGH-QUALITY TONNAGE. Our modern, high-quality tanker fleet operates with high fuel efficiency and low maintenance and operating costs. We now control a fleet of 79 tankers (excluding eight newbuildings and eight oil/bulk/ore carriers) with an average age of approximately 9.6 years. The average age for the world tanker fleet is approximately 13.9 years. In an environment of increasingly stringent operating and safety standards, we believe that the age profile and quality of our fleet result in a high level of demand for our tankers by charterers.


     - LARGE FLEET OF UNIFORM, MEDIUM-SIZE VESSELS. Our large fleet of medium-size tankers, many of which are substantially identical vessels, allows us to substitute vessels to meet customer demands. This increases our scheduling flexibility and allows us to enhance the capacity utilization of our fleet. We believe that the scale of our operations and the resulting purchasing power, combined with the uniformity of our medium-size vessels, results in lower operating expenses than those experienced by smaller operators.

     - STRONG NETWORK OF CUSTOMER RELATIONSHIPS. We pursue an intensively customer-oriented focus that, when combined with other competitive strengths, has enabled us to establish a strong network of customer relationships and a reputation for transportation excellence among quality-sensitive customers such as Exxon Mobil, BP, ChevronTexaco and Shell.

BUSINESS STRATEGY

     Our business strategy is to leverage our existing competitive strengths to continue to expand our business and increase shareholder value.

     - MAINTAIN AND EXPAND AFRAMAX FRANCHISE. The expansion and upgrading of our Aframax fleet will continue to be a key component of our strategy. As the world's largest Aframax tanker operator, we believe we will be able to provide the most comprehensive service to our customers and generate superior operating results. For example, our size and scope of services have enabled us to enter into contracts of affreightment to provide large oil-company customers with ongoing services that will grant us preferential rights on certain routes. We expect that this will result in significant fleet utilization benefits and high market share on strategically important routes.

     - LEVERAGE THE FRANCHISE TO PROVIDE VALUE-ADDED SERVICES. Our full-service marine operations capabilities, reputation for safety and quality and strong customer orientation provide us with the opportunity to expand our business by providing additional value-added and innovative services to new and existing customers. Such services include providing customers with floating storage and off-take vessels, outsourcing arrangements where we service a customer's complete oil transportation requirements and, with our acquisition of UNS, providing shuttle tanker services for customers engaged in offshore oil production. By providing our customers with these value-added services, we believe that we will strengthen our franchise and further improve our financial performance.

     - SELECTIVELY EXPAND INTO RELATED MARKETS AND SERVICES. We intend to continue to identify expansion opportunities in new tanker market sectors, geographic areas and services to which our competitive strengths are well suited and that will enhance shareholder value. We may pursue such opportunities through internal growth, joint ventures or business acquisitions, such as our acquisition of UNS, through which we expanded into the shuttle tanker market.

ACQUISITION OF UGLAND NORDIC SHIPPING ASA


     In the first quarter of 2001, we purchased Ugland Nordic Shipping ASA, the world's largest shuttle tanker owner. UNS' modern fleet of 18 vessels engages in the transportation of oil from offshore production platforms to onshore storage and refinery facilities. The UNS fleet has an average age of 9.1 years (excluding three newbuildings) and operates primarily in the North Sea under long-term fixed-rate contracts. The total purchase price for the outstanding shares of UNS was approximately $223 million (including estimated transaction expenses of $7 million). The operating results of UNS have been reflected in our financial statements commencing March 6, 2001, the effective date that we acquired a majority interest in UNS.


     UNS' large scale and high quality shuttle tanker operations provided us with a strategic opportunity to enter this attractive market as a market leader. The acquisition also allowed us to expand the portfolio of value-added services we offer to our customers. We believe that as offshore oil fields become more important to the global oil supply, the need for shuttle tanker services will increase. By combining our global franchise and UNS' expertise in the shuttle tanker market, we believe that the shuttle tanker business represents an area of significant growth for Teekay. We believe the acquisition of UNS will also provide added stability to our cash flow throughout the business cycle, due to the long-term fixed-price nature of shuttle tanker contracts.

                              RECENT DEVELOPMENTS

     On August 1, 2001, we announced an agreement with Tosco Corporation under which we assumed Tosco's contracts for the construction of three Suezmax and two Aframax tankers due for delivery in 2003, at a total cost of approximately $250 million. We paid approximately $48 million of this cost in August 2001, as reimbursement to Tosco for installments already made by it under its shipbuilding contracts. The balance of the installments and delivery payments on the vessels are due in 2003. Upon delivery, the vessels will be time-chartered to Tosco for a minimum of 12 years each, and Tosco has options to extend the time-charters for up to an additional six years. Tosco may terminate these time-charters at any time by requesting a sale of the applicable tankers or giving us six months' prior notice of cancellation. If the proceeds from a sale of the tankers are less than a specified amount, Tosco will pay us the difference. If the sale proceeds are greater than the specified amount, we will share the difference with Tosco. If Tosco cancels a time-charter without requesting a sale, Tosco will pay us a lump-sum amount based upon the number of years then remaining in the time-charter.

     On September 11, 2001, several acts of terrorism were carried out in the United States resulting in significant loss of life and property, and disruption of the financial markets. These attacks and the resulting military and diplomatic response by the United States and its allies have not resulted in any material disruption in oil supply from the Middle East. The continuation or escalation of hostilities or the worsening of diplomatic relations relating to terrorism may result in a disruption in oil supply from the region.

     In addition, the general global economic downturn that began in early 2001 was accelerated by the September 11, 2001 attacks. The World Bank currently projects global economic growth for 2001 and 2002 at 1.3% and 1.6%, respectively. The general slowdown has adversely affected global demand for oil and, consequently, average time charter equivalents, or TCE, rates, particularly since mid-2001. Following the September 11 attacks, the forecast rate of growth for global oil demand was reduced by the International Energy Agency from 0.7% to 0.1% for 2001, and from 1.0% to 0.7% for 2002. Worldwide industry average Aframax spot TCE rates dropped from $26,598 per day for the month of August 2001 to $21,608 per day for the month of December 2001. Our TCE rates have also declined during this period, which will negatively affect our results of operations.

     On September 19, 2001, we announced that our Board of Directors had authorized the repurchase of up to 2 million shares of our common stock in the open market. As at December 31, 2001, we had repurchased 512,800 shares of our common stock at an average price of $27.62 per share.

     On November 14, 2001, the Organization of the Petroleum Exporting Countries
(OPEC) announced a reduction in oil production of 1.5 million barrels per day effective January 1, 2002. This cutback was conditional upon non-OPEC producers reducing combined oil production by 0.5 million barrels per day effective January 2002. Subsequently, Russia, Mexico, Norway, Oman and Angola have collectively committed to a cut of 0.46 million barrels per day. OPEC members met on December 28, 2001, and agreed to implement a 1.5 million barrel per day cutback for a period of six months, effective January 1, 2002.

                         SUMMARY OF THE EXCHANGE OFFER

     On December 6, 2001, we completed a private offering of our 8.875% senior notes due July 15, 2011. We received proceeds of approximately $100.9 million from the sale of the outstanding notes.

     In connection with the offering of outstanding notes, we entered into an exchange and registration rights agreement with the initial purchaser of the outstanding notes in which we agreed to deliver this prospectus and to use our best efforts to complete the exchange offer for the outstanding notes by August 3, 2002. In the exchange offer, you are entitled to exchange your outstanding notes for exchange notes, with substantially identical terms, that are registered under the Securities Act of 1933. You should read the discussion under the heading "The Exchange Offer" beginning on page 38 and "Description of the Notes" beginning on page 48 for further information about the exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your outstanding notes.

The Exchange Offer............   We are offering to exchange up to $100 million
                                 principal amount of the exchange notes for up to $100 million principal amount of the outstanding notes. Outstanding notes may only be exchanged in $1,000 increments.

                                 The terms of the exchange notes are identical in all material respects to those of the outstanding notes except the exchange notes will not be subject to transfer restrictions and holders of exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not contain provisions for an increase in their stated interest rate related to any registration or exchange delay.

                                 Outstanding notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of outstanding notes that are not tendered for exchange is likely to be minimal.

                                 We will issue registered exchange notes on or promptly after the expiration of the exchange offer.


Expiration Date...............   The exchange offer will expire at 5:00 p.m. New
                                 York City time, on March 15, 2002, unless we decide to extend the expiration date. Please read "The Exchange Offer -- Extensions, Delay in Acceptance, Termination or Amendment" beginning on page 39 for more information about an extension of the expiration date.


Withdrawal of Tenders.........   You may withdraw your tender of outstanding
                                 notes at any time prior to the expiration date.
                                 We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange
Offer.........................   We will not be required to accept outstanding
                                 notes for exchange:

                                 - if the exchange offer would be unlawful or would violate any interpretation of the staff of the SEC, or

                                 - if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

                                 The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. Please read "The Exchange Offer -- Conditions to the Exchange Offer" on page 40 for more information about the conditions to the exchange offer.


Procedures for Tendering
  Outstanding Notes...........   If your outstanding notes are held through The
                                 Depository Trust Company, or "DTC," and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                 - any exchange notes that you receive will be acquired in the ordinary course of your business,

                                 - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes,

                                 - you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act,

                                 - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes, and

                                 - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for
  Beneficial Owners...........   If you own a beneficial interest in outstanding
                                 notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.


Guaranteed Delivery
Procedures....................   You must tender your outstanding notes
                                 according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures" beginning on page 45 if any of the following apply:


                                 - you wish to tender your outstanding notes but they are not immediately available,

                                 - you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

                                 -  you cannot comply with the applicable
                                    procedures under DTC's automated tender
                                    offer program prior to the expiration date.

Resales.......................   Except as indicated herein, we believe that the
                                 exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

                                 - you are acquiring the exchange notes in the ordinary course of your business;

                                 - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                                 -  you are not an affiliate of Teekay.

                                 Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify holders of notes against such liability.


                                 Each broker-dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes. Please read "Plan of Distribution" on page 72.



U.S. Federal Income Tax
  Considerations..............   The exchange of outstanding notes for exchange
                                 notes will not be a taxable exchange for United
                                 States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of such exchange.
                                 Please read "Tax Considerations -- United
                                 States Federal Income Tax Consequences"
                                 beginning on page 68.


Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes pursuant to the exchange offer. We will pay all our expenses incident to the exchange offer.

Registration Rights...........   If we fail to complete the exchange offer as
                                 required by the exchange and registration rights agreement, we may be obligated to pay additional interest to holders of outstanding notes. Please read "Registration Rights" beginning on page 65 for more information regarding your rights as a holder of outstanding notes.

                               THE EXCHANGE AGENT

     We have appointed The Bank of New York as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                         BY HAND DELIVERY TO 4:30 P.M.

                              The Bank of New York
                  c/o United States Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304

                        BY OVERNIGHT COURIER AND BY HAND
                  DELIVERY AFTER 4:30 P.M. ON EXPIRATION DATE

                              The Bank of New York
                  c/o United States Trust Company of New York
                          30 Broad Street, 14th Floor
                            New York, NY 10004-2304

                        BY REGISTERED OR CERTIFIED MAIL

                              The Bank of New York
                  c/o United States Trust Company of New York
                                  P.O. Box 84
                             Bowling Green Station
                            New York, NY 10274-0084

            BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                              The Bank of New York
                  c/o United States Trust Company of New York
                              FAX: (646) 458-8111

                             CONFIRM BY TELEPHONE:
                                 (800) 548-6565

                               THE EXCHANGE NOTES

     The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer........................   Teekay Shipping Corporation


Notes Offered.................   $100 million principal amount of 8.875% senior
                                 notes due July 15, 2011, to be issued under a first supplemental indenture to the indenture dated as of June 22, 2001, between Teekay and The Bank of New York Trust Company of Florida,
                                 N.A. (formerly U.S. Trust Company of Texas,
                                 N.A.), as trustee. Such indenture dated as of June 22, 2001, relates to our outstanding $350 million aggregate principal amount of 8.875% senior notes due July 15, 2011 (including the $100 million aggregate principal amount of outstanding notes issued December 6, 2001 which are subject to exchange pursuant to this offering). The exchange notes offered hereby and the notes previously issued under the indenture will be considered, collectively, to be a single class for all purposes under the indenture, as supplemented, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase.


Maturity......................   July 15, 2011.

Interest Payment Dates........   January 15 and July 15 of each year, commencing
                                 January 15, 2002.

Ranking.......................   The exchange notes will rank equally in right
                                 of payment with all of our existing and future senior unsecured debt, including our $350 million aggregate principal amount of 8.875% senior notes due July 15, 2011 (including the $100 million aggregate principal amount of outstanding notes issued December 6, 2001 which are subject to exchange pursuant to this offering), and senior to our existing and future subordinated debt. The exchange notes will effectively rank behind all of our existing and future secured debt, to the extent of the value of the assets securing such debt.

                                 We are a holding company and the notes will not be guaranteed by any of our subsidiaries. The exchange notes will effectively rank behind all existing and future debt and other liabilities of our subsidiaries.


                                 As of December 31, 2001, and giving effect to the offering of the outstanding notes and the application of the net proceeds therefrom to prepay certain of our outstanding secured revolving debt, we had approximately $936 million of debt on a consolidated basis, of which $583 million was secured debt that represented the obligations of, or was guaranteed by, certain of our subsidiaries. In addition, we and our subsidiaries have guaranteed $88 million of debt of joint ventures.

Additional Amounts............   All payments with respect to the notes will be
                                 made without withholding or deduction for taxes imposed by the Republic of the Marshall Islands or any jurisdiction from or through which payment on the notes is made unless required by law or the interpretation or administration thereof, in which case, subject to certain exceptions, we will pay such additional amounts as may be necessary so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the Notes -- Additional Amounts."


Optional Redemption...........   We may redeem all or a portion of the notes at
                                 any time before their maturity date at a redemption price equal to the greater of (a)
                                 100% of the principal amount of the notes to be redeemed and (b) the sum of the present value of the remaining scheduled payments of principal and interest discounted to the redemption date at the treasury yield plus 50 basis points. See "Description of the Notes --
                                 Optional Redemption."

Tax Redemption................   If we become obligated to pay additional
                                 amounts under the notes as a result of changes affecting certain withholding taxes, we may redeem all, but not less than all, of the notes at 100% of their principal amount plus accrued interest to the date of redemption.

Change of Control Offer.......   Upon a Change of Control Triggering Event,
                                 which requires both a Change of Control and a Rating Decline (all as defined herein), we will be obligated to make an offer to purchase all notes then outstanding at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. See "Description of the Notes --
                                 Repurchase of Notes Upon a Change of Control
                                 Triggering Event."

Certain Indenture
Provisions....................   The indenture governing the notes will contain
                                 covenants limiting our ability to:

                                 -  create liens; and

                                 - merge, consolidate or sell substantially all of our assets.

                                 These covenants are subject to a number of important limitations and exceptions which are described under the heading "Description of the Notes."


Registration Rights...........   If we fail to complete the exchange offer as
                                 required by the exchange and registration rights agreement, we may be obligated to pay additional interest to holders of outstanding notes. Please read "Registration Rights" beginning on page 65 for more information regarding your rights as a holder of outstanding notes.


Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes pursuant to the exchange offer. We will pay all our expenses incident to the exchange offer. See "Use of Proceeds."

Absence of Public Market for
  the Notes...................   There is no market for the exchange notes.
                                 There can be no assurance that an active trading market for the notes will develop, or, if it develops, will continue to exist.
                                 Although the initial purchaser of the
                                 outstanding notes has informed us that it currently intends to make a market in the exchange notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

                                  RISK FACTORS

     You should carefully consider all of the information in this prospectus. In particular, you should read the specific risk factors under "Risk Factors" for a discussion of certain risks involved with an investment in the notes.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     We derived the following summary consolidated financial and other data from more detailed information and financial statements appearing elsewhere in this prospectus and the documents incorporated herein by reference. You should read the following information in conjunction with the consolidated financial statements, unaudited pro forma consolidated condensed financial statements and the related notes which are included in this prospectus or in the documents incorporated herein by reference. We changed our fiscal year end from March 31 to December 31, commencing December 31, 1999, in order to facilitate comparison of our operating results to those of other companies in the transportation industry.

                                                                                   FISCAL YEAR ENDED
                                          NINE MONTHS ENDED SEPTEMBER 30,       ------------------------
                                      ---------------------------------------    PRO FORMA
                                       PRO FORMA                                 DEC. 31,      DEC. 31,
                                        2001(1)        2001          2000         2000(1)        2000
                                      -----------   -----------   -----------   -----------   ----------
                                      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT RATIOS AND FLEET DATA)
INCOME STATEMENT DATA:
Voyage revenues.....................   $843,098     $  825,910    $  622,148     $ 962,307    $  893,226
Voyage expenses.....................    189,565        188,637       184,566       248,957       248,957
Net voyage revenues.................    653,533        637,273       437,582       713,350       644,269
Income from vessel operations.......    342,769        337,347       194,205       346,986       327,675
Interest expense....................    (57,808)       (50,944)      (57,287)     (106,500)      (74,540)
Interest income.....................      8,064          7,867         9,667        15,090        13,021
Other income (loss).................     12,292         11,051           953         9,978         3,864
Net income (loss)...................    305,317        305,321       147,538       265,554       270,020
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash and marketable securities......         --     $  171,095    $  236,340            --    $  223,123
Total assets........................         --      2,463,805     1,978,165            --     1,974,099
Total debt..........................         --        947,333       922,957            --       797,484
Total stockholders' equity..........         --      1,386,277       975,725            --     1,098,512
OTHER FINANCIAL DATA:
EBITDA(2)...........................   $476,379     $  462,892    $  285,043     $ 504,127    $  451,066
EBITDA to interest expense(2)(3)....        8.0x           8.9x          5.0x          4.8x          6.1x
Total debt to LTM EBITDA(2)(4)......        1.4x           1.5x          2.9x           --           1.8x
Total debt to total
 capitalization(5)..................         --           40.3%         48.5%           --          42.1%
Net debt to total
 capitalization(6)..................         --           35.6%         41.2%           --          34.2%
Ratio of earnings to fixed
 charges(7).........................        6.1x           6.8x          3.6x          3.5x          4.6x
Cash earnings(8)....................   $410,091     $  403,954    $  224,148     $ 389,626    $  372,168
Capital expenditures:
 Vessel purchases, gross(9).........    178,779        167,071        35,705       143,601        43,512
 Drydocking.........................     14,450         14,450         8,125        16,467        11,941
TOTAL FLEET DATA(10):
Average number of ships.............         83             81            71            80            72
Average age of our fleet (in years
 at end of period)..................        9.9            9.9           9.1           9.2           9.0
Operating cash flow per ship per
 day(11)............................   $ 20,074     $   20,116    $   14,042     $  16,183    $   16,687
SPOT AFRAMAX FLEET DATA(12):
Average number of ships.............         60             60            59            59            59
Average age of our fleet (in years
 at end of period)..................        9.1            9.1           8.2           8.3           8.3
TCE per ship per day(13)............   $ 33,701     $   33,701    $   23,949     $  27,138    $   27,138
Vessel operating expenses per ship
 per day(14)........................      5,321          5,321         5,285         4,980         4,980
Operating cash flow per ship per
 day(11)............................     22,714         22,714        15,130        18,145        18,145

                                                       FISCAL YEAR ENDED
                                      ----------------------------------------------------

                                        DEC. 31,       MAR. 31,     MAR. 31,     MAR. 31,
                                          1999           1999         1998         1997
                                      -------------   ----------   ----------   ----------
                                      (NINE MONTHS)
                                          (IN THOUSANDS, EXCEPT RATIOS AND FLEET DATA)
INCOME STATEMENT DATA:
Voyage revenues.....................   $  377,882     $  411,922   $  406,036   $  382,249
Voyage expenses.....................      129,532         93,511      100,776      102,037
Net voyage revenues.................      248,350        318,411      305,260      280,212
Income from vessel operations.......       23,572         85,634      107,640       94,258
Interest expense....................      (44,996)       (44,797)     (56,269)     (60,810)
Interest income.....................        5,842          6,369        7,897        6,358
Other income (loss).................       (4,013)         5,506       11,236        2,824
Net income (loss)...................      (19,595)        45,406       70,504       42,630
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash and marketable securities......   $  226,381     $  132,256   $  115,254   $  117,523
Total assets........................    1,982,684      1,452,220    1,460,183    1,372,838
Total debt..........................    1,085,167        641,719      725,369      699,726
Total stockholders' equity..........      832,067        777,390      689,455      629,815
OTHER FINANCIAL DATA:
EBITDA(2)...........................   $   95,875     $  186,069   $  209,582   $  191,632
EBITDA to interest expense(2)(3)....          2.1x           4.0x         3.8x         3.2x
Total debt to LTM EBITDA(2)(4)......          8.3x           3.5x         3.5x         3.7x
Total debt to total
 capitalization(5)..................         56.6%          45.2%        51.3%        52.6%
Net debt to total
 capitalization(6)..................         50.7%          39.6%        46.9%        48.0%
Ratio of earnings to fixed
 charges(7).........................          0.6x           2.1x         2.3x         1.7x
Cash earnings(8)....................   $   43,343     $  146,489   $  165,575   $  133,554
Capital expenditures:
 Vessel purchases, gross(9).........       23,313         85,445      197,199       65,104
 Drydocking.........................        6,598         11,749       18,376       16,559
TOTAL FLEET DATA(10):
Average number of ships.............           65             47           43           41
Average age of our fleet (in years
 at end of period)..................          8.4            8.7          7.8          8.2
Operating cash flow per ship per
 day(11)............................   $    5,177     $   11,171   $   12,682   $   11,819
SPOT AFRAMAX FLEET DATA(12):
Average number of ships.............           55             43           42           41
Average age of our fleet (in years
 at end of period)..................          7.4            8.0          7.6          7.9
TCE per ship per day(13)............   $   13,462     $   19,576   $   21,373   $   20,356
Vessel operating expenses per ship
 per day(14)........................        5,621          4,969        4,554        4,922
Operating cash flow per ship per
 day(11)............................        4,731         10,903       12,664       11,819

    (Footnotes on following page)

 (1) Represents actual amounts as adjusted to give effect to the acquisition of 100% of UNS, as if it had occurred on January 1, 2000. The primary adjustments were (a) an increase in depreciation and amortization expense relating to the amortization of goodwill arising upon the acquisition of UNS, (b) an increase in interest expense as if we had borrowed funds under our revolving credit facilities to finance the acquisition, and (c) an increase in other income to reverse the expense related to the minority interest portion of UNS' results for the period March 6, 2001 to April 26, 2001.

 (2) EBITDA represents net income (loss) before extraordinary items, interest expense, income tax expense, depreciation and amortization expense, minority interest, and gains or losses arising from prepayment of debt, foreign exchange translation and disposal of assets. EBITDA is included because such data is used by certain investors to measure a company's financial performance. EBITDA is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

 (3) For purposes of computing EBITDA to interest expense, interest expense includes capitalized interest but excludes amortization of loan costs.

 (4) Total debt to LTM EBITDA represents total debt as of the end of the period compared to EBITDA for the 12-month period then ended.

 (5) Total capitalization represents total debt, minority interest and total stockholders' equity.

 (6) Net debt represents total debt less cash, cash equivalents and marketable securities. Total capitalization represents net debt, minority interest and total stockholders' equity.

 (7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income (loss) before extraordinary items, interest expense, amortization of capitalized interest and amortization of deferred costs. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing costs.

 (8) Cash earnings represents net income (loss) before extraordinary items, foreign exchange gains (losses), and depreciation and amortization expense. Cash earnings is included because it is used by certain investors to measure a company's financial performance as compared to other companies in the shipping industry. Cash earnings is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

 (9) Excludes vessels purchased in connection with our corporate acquisitions of Bona Shipholding Ltd. in 1999 and UNS in 2001.

(10) Excludes vessels of our joint ventures, newbuildings and one Aframax tanker that has been subject to a bareboat charter.

(11) Operating cash flow represents income from vessel operations plus depreciation and amortization expense (other than drydock amortization expense). Ship days are calculated on the basis of a 365-day fiscal year multiplied by the average number of vessels in our fleet for the respective year (excluding vessels of our joint ventures). Operating cash flow is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of our performance required by accounting principles generally accepted in the United States.

(12) Includes our core Aframax fleet that operates primarily in the spot charter market and excludes vessels that operate primarily under long-term fixed-rate contracts, including our ten Aframax-size shuttle tankers and our Aframax-size Australian-crewed vessels. TCE and vessel operating expense data is separately presented only for this portion of our fleet because the remainder of our fleet generally has varying revenue and expense characteristics that make period-to-period comparisons not meaningful. Also excludes one Aframax tanker that has been subject to a bareboat charter and Aframax tankers of our joint ventures.

(13) TCE is a measure of the revenue performance of a vessel. Our average TCE for a given period has been calculated by deducting total voyage expenses (except commissions) from total voyage revenues and dividing the remaining sum by our total voyage days in the period. Voyage expenses comprise all expenses relating to particular voyages, including bunker fuel expenses, port fees, canal tolls and brokerage commissions.

(14) Vessel operating expenses comprise all expenses relating to the operation of vessels (other than voyage expenses), including crewing, repairs and maintenance, insurance, stores and lubes, and communications expenses. Ship days are calculated on the basis of a 365-day year multiplied by the average number of owned vessels in our fleet for the respective year. Vessel operating expenses exclude vessels time-chartered-in.

                                  RISK FACTORS

     Before investing in our notes, you should consider carefully the following factors, as well as the information contained in the rest of this prospectus.

THERE MAY BE ADVERSE CONSEQUENCES TO YOU IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES

     If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes described in the offering circular distributed in connection with the private placement of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the exchange and registration rights agreement that we entered into with the initial purchaser of the outstanding notes, we do not intend to register resales of the outstanding notes under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange." You should refer to "The Exchange Offer" for information about how to tender your outstanding notes. The tender of outstanding notes pursuant to the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

                           RISKS RELATING TO OUR DEBT

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES


     We have substantial debt and debt service requirements. At December 31, 2001, after giving effect to the issuance of the outstanding notes and the application of the net proceeds therefrom to prepay certain of our outstanding secured revolving debt, our consolidated debt was approximately $936 million, and we were able to borrow an additional $508 million under our credit facilities.


     The amount of our debt could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations under the notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future capital expenditures, working capital and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt;

     - limit our flexibility in planning for, or reacting to, changes in our business and the shipping industry;

     - place us at a competitive disadvantage compared to competitors that have less debt; and

     - limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, WHICH MAY NOT BE AVAILABLE TO US

     Our ability to repay our debt, including the notes, will depend largely upon our future operating performance and a number of other factors, many of which are beyond our control. Such factors include the impact of the general economy on the demand for oil and thus the oil shipping market. In addition, we will rely on dividends and other intercompany cash flows from our subsidiaries to repay our obligations. Financing arrangements between some of our subsidiaries and their respective lenders contain restrictions on dividends by and distribution from such subsidiaries to us.

     If we are unable to generate sufficient cash flow to meet our debt service requirements, we may have to renegotiate the terms of our debt. We cannot assure you that we would be able to renegotiate successfully those terms or refinance our debt when required. If we were unable to refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

     -  sales of certain assets to meet our debt service obligations;

     -  sales of equity; and

     -  negotiations with our lenders to restructure applicable debt.

     Our credit agreements and the indenture governing the notes may restrict our ability to do some of these things.

OUR SUBSIDIARIES CONDUCT ALL OF OUR OPERATIONS AND OWN ALL OF OUR OPERATING ASSETS, AND THE NOTES WILL BE STRUCTURALLY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES

     We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. Our only material asset is our ownership of the capital stock of our subsidiaries. As a result, our ability to make required payments on the notes depends on the operations of our subsidiaries and our subsidiaries' ability to distribute funds to us. To the extent our subsidiaries are unable to distribute, or are restricted from distributing, funds to us, we may be unable to fulfill our obligations under the notes. Our subsidiaries will have no obligation to pay amounts due on the notes, and none of our subsidiaries will guarantee the notes.


     The rights of holders of the notes will be structurally subordinated to the rights of our subsidiaries' lenders. A default by a subsidiary under its debt obligations would result in a block on distributions from the affected subsidiary to us. The notes will be effectively junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. After giving effect to the offering of the outstanding notes and the application of the net proceeds therefrom to prepay certain secured revolving debt, on December 31, 2001, the notes would have been effectively junior to an aggregate of approximately $583 million of debt owed or guaranteed by certain of our subsidiaries and an additional $88 million of debt of our joint ventures guaranteed by us or our subsidiaries.


THE NOTES WILL BE UNSECURED AND WILL BE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT AND SECURED DEBT OF OUR SUBSIDIARIES


     The notes are unsecured and therefore will be effectively subordinated to any secured debt we, or our subsidiaries, currently maintain or may incur to the extent of the value of the assets securing the debt. The debt of each of our subsidiaries is currently secured by the tanker or tankers owned by that subsidiary. In the event of a bankruptcy or similar proceeding involving us or a subsidiary, the assets that serve as collateral will be available to satisfy the obligations under any secured debt before any payments are made on the notes. After giving effect to the offering of the outstanding notes and the application of the net proceeds therefrom to prepay certain secured revolving debt, on December 31, 2001, the notes would have been effectively junior to an aggregate of approximately $583 million in outstanding secured debt.

FAILURE TO COMPLY WITH COVENANTS COULD LEAD TO ACCELERATION OF DEBT

     Our existing financing agreements and those of our subsidiaries impose operating and financial restrictions that restrict our actions. These restrictions limit or prohibit our ability to, among other things:

     -  incur additional debt;

     -  create liens;

     -  sell capital stock of subsidiaries or other assets;

     -  make certain investments;

     -  engage in mergers and acquisitions;

     -  make certain capital expenditures; or

     -  pay dividends.

     Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements or under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes offered by this prospectus. In addition, the secured nature of a portion of our other debt, together with the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions, might significantly impair our ability to obtain other financing.

     Some of our existing financing agreements also impose restrictions on changes of control of us or our ship-owning subsidiaries, including requirements for prior consent and that we make an offer to redeem certain debt. See "Description of Certain Debt."

DECLINING MARKET VALUES OF OUR VESSELS COULD ADVERSELY AFFECT OUR LIQUIDITY AND RESULT IN BREACHES OF OUR FINANCING AGREEMENTS

     Market values of tankers fluctuate depending upon general economic and market conditions affecting the tanker industry and competition from other shipping companies, other types and sizes of vessels, and other modes of transportation. In addition, as vessels become older, they generally decline significantly in value. Declining vessel values of our tankers could adversely affect our liquidity by limiting our ability to raise cash by refinancing vessels. Declining vessel values could also result in a breach of loan covenants and events of default under relevant financing agreements that require us to maintain certain loan-to-value ratios. If we are unable to pledge additional collateral in the event of a decline in vessel values, the lenders could accelerate our debt and foreclose on our vessels pledged as collateral for the loans.

WE MAY BE UNABLE TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES

     Upon the occurrence of a change of control triggering event we will be required to offer to purchase the notes (including the aggregate $350 million principal amount of outstanding 8.875% senior notes due July 15, 2011, $100 million of which are subject to exchange pursuant to this offering) at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. In the event of a change of control triggering event, the total debt represented by the notes could become due and payable. We may not have sufficient funds available at the time of any change of control to repurchase the notes. See "Description of the Notes -- Repurchase of Notes Upon a Change of Control Triggering Event."

                         RISKS RELATING TO OUR BUSINESS

THE CYCLICAL NATURE OF THE TANKER INDUSTRY CAUSES VOLATILITY IN OUR
PROFITABILITY

     Historically, the tanker industry has been cyclical, experiencing volatility in profitability due to changes in the supply of, and demand for, tanker capacity. Increases in tanker capacity supply or decreases in tanker capacity demand could harm our business, financial condition and results of operations. The supply of tanker capacity is a function of the number of new vessels built, older vessels scrapped, converted and lost and the number of vessels that are out of service. The demand for tanker capacity is influenced by, among other factors:

     -  global and regional economic conditions;

     - increases and decreases in industrial production and demand for crude oil and petroleum products;

     - the distance crude oil and petroleum products need to be transported by sea; and

     - developments in international trade and changes in seaborne and other transportation patterns.

     Because many of the factors influencing the supply of and demand for tanker capacity are unpredictable, the nature, timing and degree of changes in tanker industry conditions are also unpredictable.

WE DEPEND UPON OIL MARKETS, CHANGES IN WHICH COULD RESULT IN DECREASED DEMAND FOR OUR VESSELS AND SERVICES

     Demand for our vessels and services in transporting crude oil and petroleum products depends upon world and regional oil markets. Any decrease in shipments of crude oil in those markets could harm our business, financial condition and results of operations. Historically, those markets have been volatile as a result of the many conditions and events that affect the price, production and transport of oil, as well as competition from alternative energy sources. Demand for our vessels and services may decrease due to the general slowing of the U.S. and world economies throughout 2001 and the potential adverse economic impact of the September 11, 2001, terrorist attacks.

OUR DEPENDENCE ON SPOT VOYAGES MAY RESULT IN SIGNIFICANT FLUCTUATIONS IN THE UTILIZATION OF OUR VESSELS AND IN OUR PROFITABILITY

     In the nine months ended September 30, 2001, we derived approximately 81% of our net voyage revenues (79% after giving effect to our acquisition of UNS as if it had occurred on January 1, 2001) from spot voyages or time charters and contracts of affreightment priced on a spot market basis. Because we depend on the spot charter market, declining charter rates in a given period generally will result in corresponding declines in our operating results for that period. The spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based on tanker and oil supply and demand. Charter rates have varied dramatically in the last few years. Future spot charters may not be available at rates that will be sufficient to enable our vessels to be operated profitably or provide sufficient cash flow to service the notes and pay our other debt obligations. Worldwide industry average Aframax spot TCE rates dropped from $26,598 per day for the month of August 2001 to $21,608 per day for the month of December 2001.

REDUCTION IN OIL PRODUCED FROM OFFSHORE OIL FIELDS COULD HARM OUR SHUTTLE TANKER BUSINESS

     Demand for our shuttle tankers in transporting crude oil and petroleum products depends upon the amount of oil produced from offshore oil fields, especially in the North Sea, where our shuttle tankers primarily operate. As oil prices increase, the prospect of exploration and development of offshore oil fields, which cost more to develop than land oil fields, becomes more attractive to oil companies. However, if oil prices were to decline, it would become less attractive for oil companies to explore for oil offshore and develop offshore oil fields. If the amount of oil produced from offshore oil fields declines, especially in the North Sea, our shuttle tanker business could be harmed. In addition, if for environmental or other reasons, there is a change in policy towards using pipelines rather than oceangoing vessels in transporting crude oil and petroleum products from offshore oil fields, our shuttle tanker business could be adversely affected.

OUR SUBSTANTIAL OPERATIONS OUTSIDE THE UNITED STATES EXPOSE US TO POLITICAL, GOVERNMENTAL AND ECONOMIC INSTABILITY, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS

     Because our operations are primarily conducted outside of the United States, they may be affected by changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered. Any disruption caused by these factors could materially adversely affect our business, financial condition and results of operations.

     We derive a substantial portion of our total revenues from our operations in the Indo-Pacific Basin. Past political conflicts in this region, particularly in the Arabian Gulf, have included attacks on tankers, mining of waterways and other efforts to disrupt shipping in the area. Vessels trading in this region have also been subject to, in limited instances, acts of terrorism and piracy. Future hostilities or other political instability in this region or other regions where we operate could affect our trade patterns and materially adversely affect our business, financial condition and results of operations. For instance, the recent responses by the United States to the September 11, 2001 terrorist attacks on the United States may provoke hostilities toward the United States and other countries and their commercial operations in the Indo-Pacific Basin. Further, tariffs, trade embargoes, and other economic sanctions by the United States or other countries against countries in the Indo-Pacific Basin as a result of the terrorist attacks may limit trading activities with those countries, which could harm our business, financial condition and results of operations.

OUR INABILITY TO RENEW OR REPLACE LONG-TERM CHARTER CONTRACTS COULD HARM OUR BUSINESS

     Twenty-six of our tankers, including 16 of our 18 shuttle tankers, currently are subject to long-term charter contracts. Eleven of these contracts terminate by their terms between April 2002 and September 2003. The 15 remaining contracts terminate by their terms between 2004 and 2013. Our inability to renew or replace these contracts on favorable terms, if at all, or the early termination of a significant number of these contracts, could harm our business, financial condition and results of operations.

THE INTENSE COMPETITION IN OUR MARKETS MAY LEAD TO REDUCED PROFITABILITY

     Our vessels operate in highly competitive markets. Competition arises primarily from other Aframax and shuttle tanker owners, including major oil companies as well as independent companies. We also compete with owners of other size tankers. Our market share is insufficient to enforce any degree of pricing discipline in the markets in which we operate and our competitive position may erode in the future. Any new markets that we enter could include participants that have greater financial strength and capital resources than us and we may not be successful in entering into new markets, including the shuttle tankers market through our acquisition of UNS.

THE TANKER INDUSTRY IS SUBJECT TO SUBSTANTIAL ENVIRONMENTAL AND OTHER REGULATIONS, WHICH MAY SIGNIFICANTLY INCREASE OUR EXPENSES

     Our operations are affected by extensive and changing environmental protection laws and other regulations. We have incurred, and expect to continue to incur, substantial expenses in complying with these laws and regulations, including expenses for ship modifications and changes in operating procedures. Additional laws and regulations may be adopted that could limit our ability to do business or further increase the cost of our doing business. This could harm our business, financial condition and results of operations.

     The United States Oil Pollution Act of 1990 ("OPA 90") in particular has increased our expenses. The OPA 90 provides for the phase-in of the exclusive use of double-hull tankers at United States ports, as well as potentially unlimited liability for owners, operators and demise or bareboat charterers for oil pollution in U.S. waters. To comply with the OPA 90, tanker owners generally incur additional costs in meeting additional maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining required insurance coverage. The OPA 90 contains financial responsibility requirements for vessels operating in U.S. waters and requires owners and operators of vessels to establish and maintain with the United States Coast Guard evidence of insurance or of qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential liabilities under the OPA 90.

     Following the example of the OPA 90, the International Maritime Organization, the United Nations' agency for maritime safety, adopted regulations for tanker design and inspection that are designed to reduce oil pollution in international waters and that will be phased in on a schedule depending upon vessel age. In addition, certain U.S. states, the European Community and certain countries are considering stricter technical and operational requirements for tankers and legislation that will affect the liability of tanker owners and operators for oil pollution.

     Our shuttle tankers primarily operate in the North Sea. In addition to the regulations imposed by the International Maritime Organization, the countries having jurisdiction over areas of the North Sea impose regulatory requirements in connection with operations in those areas. These regulatory requirements, together with additional requirements imposed by the operators in the North Sea oil fields, require us to make further expenditures for sophisticated equipment, reporting and redundancy systems on our shuttle tankers and for the training of seagoing staff. Additional regulations and requirements may be adopted or imposed that could limit our ability to do business or further increase the cost of doing business in the North Sea.

OUR INSURANCE MAY NOT BE SUFFICIENT TO COVER THE LOSSES THAT MAY OCCUR TO OUR PROPERTY OR AS A RESULT OF OUR OPERATIONS

     The operation of oil tankers carries the risk of environmental damage from an oil spill as well as the risk of catastrophic marine disasters and property losses inherent to any ocean-going vessel. We carry protection and indemnity coverage to protect against most of the accident-related risks involved in the conduct of our business and maintain environmental damage and pollution coverage. Except with respect to our shuttle tankers, we do not carry insurance covering the loss of revenue resulting from vessel off-hire time. All risks may not be adequately insured against, and any particular claim may not be paid. In addition, we may not be able to procure adequate coverage at commercially reasonable rates in the future. Any uninsured loss could harm our business, financial condition and results of operations.

     More stringent environmental regulations at times in the past have resulted in increased costs for, and in the future may result in the lack of availability of, insurance against the risks of environmental damage or pollution. We currently maintain $1 billion in coverage for liability for pollution, spillage or leakage of oil for each of our vessels. A catastrophic spill could exceed the coverage available, which could harm our business, financial condition and results of operations.

BECAUSE OUR FUTURE GROWTH DEPENDS IN LARGE PART ON FACTORS BEYOND OUR CONTROL, WE MAY NOT BE SUCCESSFUL IN IMPLEMENTING OUR GROWTH STRATEGY

     A principal component of our strategy is to continue to grow by expanding our business both in the geographic areas and markets where we have historically focused as well as into new geographic areas, market segments and services. We may not be successful in expanding our operations and any expansion may not be profitable. Our future growth will depend upon a number of factors, both within and outside of our control. These include:

     -  our identification of new markets;

     -  our acceptance by new customers;

     - our identification of and entering into suitable joint venture opportunities;

     - our identification and acquisition on favorable terms of suitable acquisition candidates;

     - our successful integration of any acquired businesses with our existing operations;

     -  our ability to hire and train qualified personnel; and

     -  our ability to obtain required financing.

     The failure to effectively identify, purchase, develop and integrate any acquired businesses could harm our business, financial condition and results of operations. In addition, the results we have achieved to date may not be indicative of our ability to penetrate new markets, including the shuttle tanker market, many of which may have different competitive conditions and characteristics than our traditional markets.

THE STRAIN THAT OUR GROWTH PLACES UPON OUR SYSTEMS AND MANAGEMENT RESOURCES MAY ADVERSELY AFFECT OUR BUSINESS

     To the extent our operations continue to expand, we will continue to experience growth in the number of our employees, the scope of our operating and financial systems and the geographic area of our operations. Recent growth has increased, and future growth will continue to increase, our operating complexity and the level of responsibility of existing and new management personnel. We cannot assure you that we will be able to attract and retain qualified management and employees, especially qualified officers and other seagoing personnel, of which there is a limited supply, that our current operating and financial systems and controls will be adequate as we grow, or that any steps taken to attract and retain management and employees and to improve such systems and controls will be sufficient.

OUR OPERATING RESULTS ARE SUBJECT TO SEASONAL FLUCTUATIONS

     Our tankers operate in markets that have historically exhibited seasonal variations in demand and, therefore, in charter rates. This seasonality may result in quarter-to-quarter volatility in our results of operations. Tanker markets are typically stronger in the winter months as a result of increased oil consumption in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling. The oil price volatility resulting from these factors has historically led to increased oil trading activities in the winter months. As a result, our revenues have historically been weaker during our fiscal quarters ended June 30 and September 30, and, conversely, revenues have been stronger in our fiscal quarters ended March 31 and December 31.

WE EXPEND SUBSTANTIAL SUMS DURING CONSTRUCTION OF NEWBUILDINGS WITHOUT EARNING REVENUE AND WITHOUT ASSURANCE THAT THEY WILL BE COMPLETED

     We are typically required to expend substantial sums as progress payments during the construction of a newbuilding, but we do not derive any revenue from the vessel until after its delivery. If we were unable to obtain financing required to complete payments on any of our newbuilding orders, we could effectively forfeit all or a portion of the progress payments previously made. We currently have eight newbuildings on order, with deliveries scheduled between December 2002 and December 2003. We may in the future order additional newbuildings.

THE LOSS OF ANY KEY CUSTOMER COULD RESULT IN A SIGNIFICANT LOSS OF REVENUE IN A GIVEN PERIOD

     We have derived, and believe that we will continue to derive, a significant portion of our voyage revenues from a limited number of customers. A single customer, an international oil company, accounted for approximately $113 million, or 14% of our consolidated voyage revenues during the nine months ended September 30, 2001. Giving pro forma effect to our acquisition of UNS as if it had occurred on January 1, 2001, this percentage would have been 13%. Two customers, both international oil companies, individually accounted for approximately $118 million, or 13%, and approximately $110 million, or 12%, of our consolidated voyage revenues during the twelve months ended December 31, 2000. Giving pro forma effect to our acquisition of UNS as if it had occurred on January 1, 2000, such percentages would have been 12% and 11%, respectively. No other customer accounted for more than 10% of our consolidated voyage revenues in any of the periods presented above. The loss of any significant customer, or a substantial decline in the amount of services requested by a significant customer, could harm our business, financial condition and results of operations.

EXPOSURE TO CURRENCY EXCHANGE RATE AND INTEREST RATE FLUCTUATIONS COULD RESULT IN FLUCTUATIONS IN OUR NET INCOME

     While virtually all of our revenues are earned in U.S. Dollars, a portion of our operating costs is incurred in currencies other than U.S. Dollars. This partial mismatch in operating revenues and expenses could lead to fluctuations in net income due to changes in the value of the U.S. Dollar relative to other currencies, in particular the Japanese Yen, the Singapore Dollar, the Canadian Dollar, the Norwegian Kroner, the British Pound and the Australian Dollar.


     At December 31, 2001, after giving effect to the issuance of the outstanding notes and the application of the net proceeds therefrom to prepay certain of our outstanding secured revolving debt, approximately $416 million, or 44%, of our debt would have borne interest at floating interest rates. Increases in interest rates would increase interest payments on this debt, and could materially adversely affect our business, financial condition and results of operations. In order to partially mitigate our floating interest rate exposure, as of December 31, 2001, we were parties to four interest rate swaps, totaling $85 million in notional principal amount with maturities between December 2002 and May 2004. The average interest rate of the swaps is 6.40%. As of December 31, 2001, the fair value of these interest rate swaps was negative $2.4 million.


WE MAY NOT BE EXEMPT FROM U.S. TAXATION FOR OUR UNITED STATES SOURCE INCOME, WHICH WOULD REDUCE OUR NET INCOME AND CASH FLOW BY THE AMOUNT OF THE APPLICABLE TAX

     If not exempt from tax under Section 883 of the United States Internal Revenue Code, the shipping income derived from United States sources attributable to our transportation of cargoes to or from the United States will be subject to U.S. federal income tax. If we are subject to such tax, our net income and cash flow would be reduced by the amount of such tax. Although we currently believe we are exempt from taxation under Section 883, proposed regulations, if they become final as proposed, may not permit us to continue to claim the Section 883 exemption.

     In the nine months ended September 30, 2001, approximately 18.5% of our voyage revenues was derived from U.S. sources attributable to the transportation of cargoes to or from the United States. The average U.S. federal income tax on such U.S. source income, in the absence of exemption under Section 883, would have been 4% thereof, or approximately $6.2 million, which remains unchanged after giving effect to our acquisition of UNS as if it had occurred on January 1, 2001.

AN ACTIVE PUBLIC MARKET MAY NOT DEVELOP FOR YOUR NOTES, WHICH MAY HINDER YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

     There is no established trading market for the notes. Although the initial purchaser of the outstanding notes has informed us that it intends to make a market in the exchange notes after the exchange offer, it may stop making a market at any time. Accordingly, we cannot assure you that a market for the exchange notes will develop. Furthermore, if a market were to develop, the market price for the notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and the performance or prospects for companies in our industry.

     The outstanding notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws, or pursuant to an effective registration statement.

     The liquidity of, and trading market for, the exchange notes may also be adversely affected by general declines in the market for similar securities or by changes in our financial performance. Such a market decline may adversely affect such liquidity and trading markets independent of our financial performance and resources.

                                USE OF PROCEEDS

     We issued $100 million principal amount of the outstanding notes on December 6, 2001 to the initial purchasers of those notes. We are making the exchange offer to satisfy our obligations under the outstanding notes, the indenture and the exchange and registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of outstanding notes. Any outstanding notes that are properly tendered in the exchange offer will be accepted, canceled and retired and cannot be reissued.

     Our net proceeds from the offering of the outstanding notes, which does not include accrued interest on the notes, were approximately $100.9 million, after deducting the discount payable to the initial purchaser. We used these net proceeds to prepay certain of our outstanding secured revolving debt. The secured debt that we have repaid was borrowed pursuant to a credit facility bearing interest at a floating rate based on LIBOR plus a margin depending on our financial leverage. This credit facility had a margin of 0.75% at December 31, 2001, and matures in December 2008.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization at September 30, 2001, to reflect:

     (1)   our actual capitalization; and

     (2) our pro forma capitalization to give effect to the offering of the outstanding notes, the application of the estimated net proceeds therefrom and the payment of an estimated $400,000 of expenses with respect to the offering of the outstanding notes from cash on hand.

     You should read the following table in conjunction with our historical and pro forma consolidated condensed financial statements and the related notes included elsewhere in this prospectus. See "Use of Proceeds," and "Description of Certain Debt."

                                                                  SEPTEMBER 30, 2001
                                                              --------------------------
                                                                ACTUAL        PRO FORMA
                                                              -----------    -----------
                                                              (UNAUDITED)    (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
Cash and marketable securities..............................  $  171,095     $  170,695
                                                              ==========     ==========
Current obligations(1):
  Current portion of long-term debt.........................  $   54,573     $   54,573
                                                              ----------     ----------
     Total current obligations..............................      54,573         54,573
                                                              ----------     ----------
Long-term debt(1):
  Long-term debt............................................     892,760        791,860
  Notes offered hereby(2)...................................          --        102,250
                                                              ----------     ----------
     Total long-term debt...................................     892,760        894,110
                                                              ----------     ----------
Minority interest...........................................      19,475         19,475
                                                              ----------     ----------
Stockholders' equity:
  Capital stock.............................................     472,241        472,241
  Retained earnings.........................................     919,498        919,948
  Accumulated other comprehensive loss......................      (5,462)        (5,462)
                                                              ----------     ----------
     Total stockholders' equity.............................   1,386,277      1,386,277
                                                              ----------     ----------
     Total capitalization...................................  $2,353,085     $2,354,435
                                                              ==========     ==========

---------------

(1) For information concerning our borrowing arrangements, see "Description of Certain Debt," Note 6 to our consolidated financial statements included in our Report on Form 20-F for our 2000 fiscal year filed with the SEC on April 2, 2001, and Note 7 to our consolidated financial statements included in our Report on Form 6-K for the quarter ended September 30, 2001, filed with the SEC on November 15, 2001, which reports are incorporated herein by reference.

(2) Includes premium on original issue that will be amortized over the term of the notes and excludes accrued interest on the notes.

                            ENVIRONMENTAL REGULATION

     Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact they may have on the resale price or useful life of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may have a material adverse effect on our operations. We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. Subject to the discussion below and to the fact that the kinds of permits, licenses and certificates required for the operations of our vessels will depend upon a number of factors, we believe that we have been and will be able to obtain all permits, licenses and certificates material to the conduct of our operations.

     We believe that the heightened environmental and quality concerns of insurance underwriters, regulators and charterers will impose greater inspection and safety requirements on all vessels in the tanker market and will accelerate the scrapping of older vessels throughout the industry.

ENVIRONMENTAL REGULATION -- INTERNATIONAL MARITIME ORGANIZATION

     On March 6, 1992, the International Maritime Organization adopted regulations that set forth new and upgraded requirements for pollution prevention for tankers. These regulations, which went into effect on July 6, 1995 in many jurisdictions in which our tanker fleet operates, provide that:

     - tankers between 25 and 30 years old must be of double-hull construction or of a mid-deck design with double side construction, unless they have wing tanks or double-bottom spaces, not used for the carriage of oil, which cover at least 30% of the length of the cargo tank section of the hull, or are capable of hydrostatically balanced loading which ensures at least the same level of protection against oil spills in the event of collision or stranding;

     - tankers 30 years old or older must be of double-hull construction or mid-deck design with double-side construction; and

     -  all tankers will be subject to enhanced inspections.

     Also, under International Maritime Organization regulations, a tanker must be of double-hull construction or a mid-deck design with double side construction or be of another approved design ensuring the same level of protection against oil pollution in the event that such tanker (a) is the subject of a contract for a major conversion or original construction on or after July 6, 1993, (b) commences a major conversion or has its keel laid on or after January 6, 1994, or (c) completes a major conversion or is a newbuilding delivered on or after July 6, 1996.

     On April 27, 2001, the International Maritime Organization revised its regulations relating to prevention of pollution from tankers. These regulations, which are scheduled to take effect on September 1, 2002, generally provide that single-hull tankers must be phased out between 2003 and 2015. These regulations identify three categories of single-hull tankers, which include double-bottom and double-side tankers:

     - "Category 1 oil tanker" means any oil tanker of 20,000 dwt and above carrying crude oil, fuel oil, heavy diesel oil or lubricating oil as cargo, and of 30,000 dwt and above carrying other oils, which does not have segregated ballast tanks;

     - "Category 2 oil tanker" means any oil tanker of 20,000 dwt and above carrying crude oil, fuel oil, heavy diesel oil or lubricating oil as cargo, and of 30,000 dwt and above carrying other oils, which has segregated ballast tanks; and

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

     - "Category 3 oil tanker" means an oil tanker of 5,000 dwt and above but less than the tonnage specified for Category 1 and 2 oil tankers.

     All of the single-hull tankers we operate are Category 2 oil tankers. As illustrated in the following table, the new regulations provide for the phase-out on a rolling basis of Category 1 single-hull oil tankers by 2007 and of Category 2 oil tankers by 2015.

                    PHASE-OUT DATES FOR SINGLE-HULL TANKERS

-------------------------------------------------------------------------------------------------------
  CATEGORY OF OIL TANKER                                  YEAR TO BE REMOVED FROM SERVICE
-------------------------------------------------------------------------------------------------------
  Category 1..............................  2003 for ships delivered in 1973 or earlier
                                            2004 for ships delivered in 1974 and 1975
                                            2005* for ships delivered in 1976 and 1977
                                            2006* for ships delivered in 1978, 1979 and 1980
                                            2007* for ships delivered in 1981 or later
-------------------------------------------------------------------------------------------------------
  Category 2..............................  2003 for ships delivered in 1973 or earlier
                                            2004 for ships delivered in 1974 and 1975
                                            2005 for ships delivered in 1976 and 1977
                                            2006 for ships delivered in 1978 and 1979
                                            2007 for ships delivered in 1980 and 1981
                                            2008 for ships delivered in 1982
                                            2009 for ships delivered in 1983
                                            2010* for ships delivered in 1984
                                            2011* for ships delivered in 1985
                                            2012* for ships delivered in 1986
                                            2013* for ships delivered in 1987
                                            2014* for ships delivered in 1988
                                            2015* for ships delivered in 1989 or later
-------------------------------------------------------------------------------------------------------

---------------

* Subject to compliance with Condition Assessment Scheme Survey.

     However, under certain conditions, Category 1 and Category 2 oil tankers may continue in operation beyond the date set forth in the table above. Category 2 oil tankers fitted with double bottoms or double sides may continue in service until 25 years after their delivery date. Category 1 oil tankers over 25 years old must have double bottoms or operate with hydrostatically balanced loading. However, a port state may declare that it does not accept entry of such vessels after their phase-out date. The European Union, Cyprus and Malta have already declared that they will not permit the entry of such vessels.

     Vessels must pass a Condition Assessment Scheme survey after 2005 for Category 1 oil tankers, and after 2010 for Category 2 oil tankers. The Conditional Assessment Scheme Survey includes surveys of the hull structure, including cargo tanks, pump rooms, cofferdams, pipe tunnels, void spaces within the cargo area and all ballast tanks.

     Under the current International Maritime Organization regulations, our vessels will be able to operate for substantially all of their respective economic lives before being required to have double-hulls. Although 16 of our vessels are over 15 years old (including the eight oil/bulk/ore carriers we acquired in the Bona acquisition), IMO regulations do not require any of our vessels to be phased out until 2007. However, compliance with the regulations regarding inspections of all vessels may adversely affect our operations. We cannot at the present time evaluate the likelihood or magnitude of any such adverse effect on our operations due to uncertainty of interpretation of the International Maritime Organization regulations.

     The operation of our vessels is also affected by the requirements set forth in the International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention (the "ISM Code"). The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject that party to increased liability, may decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. Currently, each of our applicable vessels is ISM code-certified. However, we cannot assure that such certification will be maintained indefinitely.

ENVIRONMENTAL REGULATION -- THE UNITED STATES OIL POLLUTION ACT OF 1990 ("OPA
90")

     OPA 90 established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA 90 affects all owners and operators whose vessels trade to the United States or its territories or possessions or whose vessels operate in U.S. waters, which include the U.S. territorial sea and its two hundred nautical mile exclusive economic zone.

     Under OPA 90, vessel owners, operators and bareboat (or "demise") charterers are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. These other damages are defined broadly to include:

     -  natural resources damages and the costs of assessment thereof;

     -  real and personal property damages;

     -  net loss of taxes, royalties, rents, fees and other lost revenues;

     - lost profits or impairment of earning capacity due to property or natural resources damage;

     - net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards; and

     -  loss of subsistence use of natural resources.

     OPA 90 limits the liability of responsible parties to the greater of $1,200 per gross ton or $10 million per tanker that is over 3,000 gross tons (subject to possible adjustment for inflation). These limits of liability would not apply if the incident was proximately caused by violation of applicable United States federal safety, construction or operating regulations or by the responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with the oil removal activities. We currently plan to continue to maintain for each of our vessels pollution liability coverage in the amount of $1 billion per incident through protection and indemnity clubs. A catastrophic spill could exceed the coverage available, which could materially adversely affect our business, financial condition and result of operations.

     Under OPA 90, with limited exceptions, all newly built or converted tankers operating in United States waters must be built with double-hulls, and existing vessels that do not comply with the double-hull requirement must be phased out over a 20-year period (1995-2015) based on size, age and hull construction. Vessels with double-sides and vessels with double-bottoms are granted an additional five years of service life before being phased out. Of our vessels, 16 are over 15 years old (including the 8 oil/bulk/ore carriers we acquired in the Bona acquisition), and 14 of those vessels have double-sides or double-bottoms, the oldest of which would not be phased out until 2009. Our oldest single-hull tanker is part of our shuttle tanker fleet and does not trade in the United States. Notwithstanding the phase out period, OPA 90 currently permits existing single-hull tankers to operate until the year 2015 if their operations within United States waters are limited to discharging at the

Louisiana Off-shore Oil Platform, or off-loading by means of lightering activities within authorized lightering zones more than 60 miles offshore.

     OPA 90 requires owners and operators of vessels to establish and maintain with the United States Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA 90. In December 1994, the U.S. Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton for tankers, coupling the OPA limitation on liability of $1,200 per gross ton with the Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, evidence of financial responsibility may be demonstrated by insurance, surety bond, self-insurance or guaranty. Under OPA 90, an owner or operator of a fleet of tankers is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the tanker in the fleet having the greatest maximum limited liability under OPA 90.

     The U.S. Coast Guard's regulations concerning certificates of financial responsibility provide, in accordance with OPA 90, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility; and, in the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations that had typically provided certificates of financial responsibility under pre-OPA 90 laws, including the major protection and indemnity organizations, declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses.

     The U.S. Coast Guard's financial responsibility regulations may also be satisfied by evidence of surety bond, guaranty or by self-insurance. Under the self-insurance provisions, the ship owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility. We have complied with the U.S. Coast Guard regulations by providing a financial guaranty from a related company evidencing sufficient self-insurance for all our vessels trading into the United States. If other vessels in our fleet trade to the United States in the future, we expect to provide guaranties through self-insurance, or to obtain such guaranties from third party insurers.

     OPA 90 specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states in the United States have enacted legislation providing for unlimited liability for oil spills. In some cases, states that have enacted such legislation have not yet issued implementing regulations defining tanker owners' responsibilities under these laws. We intend to comply with all applicable state regulations in the ports where our vessels call.

     Owners or operators of tankers operating in United States waters are required to file vessel response plans with the U.S. Coast Guard, and their tankers are required to operate in compliance with their Coast Guard approved plans. The response plans must, among other things:

     - address a "worst case" scenario and identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a "worst case discharge;"

     -  describe crew training and drills; and

     - identify a qualified individual with full authority to implement removal actions.

     We have filed vessel response plans with the U.S. Coast Guard for the tankers we own and have received approval of such plans for all vessels in our fleet that operate in United States waters.

ENVIRONMENTAL REGULATION -- OTHER ENVIRONMENTAL INITIATIVES

     The European Union is considering legislation that will affect the operation of tankers and the liability of owners for oil pollution. It is impossible to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

     Although the United States is not a party, many countries have ratified and follow the liability scheme adopted by the International Maritime Organization and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended (the "CLC"), and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Approximately one-quarter of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $3.8 million plus approximately $532 per gross registered ton above 5,000 gross tons with an approximate maximum of approximately $75.6 million, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limited liability is forfeited under the CLC where the spill is caused by the owner's actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner's intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

     In addition, the International Maritime Organization, various countries and states, such as Australia, the United States and the State of California, and various regulators, such as port authorities, the U.S. Coast Guard and the U.S. Environmental Protection Agency, have either adopted legislation or regulations, or are separately considering the adoption of legislation or regulations, aimed at regulating the discharge of ballast water as a potential pollutant.

                               TAXATION OF TEEKAY

     The following discussion is a summary of the principal United States, Bahamian, Bermuda, Marshall Islands and Norwegian tax laws applicable to us. The following discussion of tax matters, as well as the conclusions regarding certain issues of tax law that are reflected in such discussion, are based on current law and upon the advice received by us from our counsel. This advice is based, in part, on representations made by our officers, some of which relate to anticipated future factual matters and circumstances. No assurance can be given that changes in or interpretation of existing laws will not occur or will not be retroactive or that anticipated future factual matters and circumstances will in fact occur. Our views and those of our counsel have no binding effect or official status of any kind, and no assurance can be given that the conclusions discussed below would be sustained if challenged by taxing authorities.

UNITED STATES TAXATION

     The following discussion is based on the advice of Seward & Kissel, LLP, special United States tax counsel to us. The following discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury Department regulations, administrative rulings and court decisions, all as of the date of this prospectus.

     Teekay has made special U.S. tax elections, the effect of which are to disregard our relevant vessel owning or operating subsidiaries as separate taxable entities from Teekay. Therefore, for purposes of the ensuing U.S. tax discussion, Teekay, and not our subsidiaries, will be treated as the owner or operator of our vessels.

     We anticipate that Teekay will derive substantially all of its gross income from the use and operation of vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time or voyage charters and the performance of services directly related thereto ("Shipping Income"). Unless exempt from U.S. taxation under Section 883 of the Code, Teekay will be subject to U.S. federal income taxation, in the manner discussed below, to the extent such Shipping Income is considered derived from sources within the United States.

     Shipping Income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping Income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. All Shipping Income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping Income derived from sources outside the United States will not be subject to U.S. federal income tax.

     Based upon Teekay's anticipated shipping operations, Teekay's vessels will operate in various parts of the world, including to or from U.S. ports. In the nine months ended September 30, 2001, approximately 37% of its Shipping Income was attributable to the transportation of cargoes either to or from a U.S. port. Accordingly, only 18.5% of Teekay's Shipping Income would have been treated as derived from U.S. sources for such period, which remains unchanged after giving effect to our acquisition of UNS as if it had occurred on January 1, 2001.

  THE INTERNAL REVENUE CODE SECTION 883 EXEMPTION

     Teekay will qualify for the exemption from U.S. federal income taxation under Section 883 of the Code if, in relevant part:

     - Teekay is organized in a foreign country that grants an equivalent exemption from tax to corporations organized in the United States ("the country of organization requirement"); and

     - more than 50% of the value of Teekay's shares is treated as owned, directly or indirectly, by individuals who are "residents" of such country or of another foreign country that grants an equivalent exemption to corporations organized in the United States (the "ownership requirement").

     Since the U.S. Treasury Department has recognized Teekay's country of incorporation, the Marshall Islands, as a foreign country that grants an equivalent exemption to U.S. corporations, Teekay satisfies the country of organization requirement.

     There is an exemption from the ownership requirement provided by Section 883 if Teekay can satisfy a special publicly traded stock rule. Teekay will qualify for the exemption if its common stock is considered to be "primarily and regularly traded on an established securities market" in the United States (the "publicly traded test").

     We have taken the position that, under the current tax regime, we qualify under the Section 883 exemption. However, proposed regulations interpreting
Section 883 were promulgated by the U.S. Treasury Department on February 8, 2000. The proposed regulations will apply to taxable years ending 30 days or more after the date the proposed regulations are published as final regulations in the Federal Register. At this time, it is unclear when the proposed regulations will be finalized and whether they will be finalized in their present form.

     The proposed regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be "primarily traded" on an established securities market if the number of shares that are traded during any taxable year on that market exceeds the number of shares traded during that year on any other established securities market. At present, the sole class of Teekay's stock that is issued and outstanding is its common stock and its common stock is listed on the New York Stock Exchange, which is an established securities market in the United States. Since Teekay's common stock is not listed or quoted on any other securities market, its common stock must be considered to be "primarily" traded on such market.

     The proposed regulations further provide that stock will be considered to be "regularly traded" on a market if:

     - stock representing 80% or more of the issuer's outstanding shares, by voting power and value, is listed on such market (the "80% test");

     - stock is traded on such market, other than in de minimis quantities, on at least 60 days during the taxable year (the "trading frequency threshold"); and

     - the aggregate number of shares of stock traded is at least 10% of the average number of shares outstanding during such year (the "trading volume threshold").

     Under the proposed regulations, the trading frequency threshold and the trading volume threshold will be deemed satisfied if, as is the case here, stock is traded on an established securities market in the United States and the stock is regularly quoted by brokers and dealers making a market in the stock (the "U.S. securities market exception").

     Teekay's common stock should satisfy the "regularly traded" requirement of the proposed regulations since the 80% test is satisfied by virtue of 100% of its common stock being listed on the New York Stock Exchange and the trading frequency threshold and trading volume threshold tests will be deemed satisfied as a result of the applicability of the U.S. securities market exception.

     Notwithstanding the foregoing, the proposed regulations provide, in pertinent part, that stock will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of the outstanding shares of such stock are owned, within the meaning of the regulations, on any day during such taxable year by persons who each own 5% or more of the value of the outstanding shares of such stock (the "5% override rule").

     Based on its existing shareholdings, Teekay may be subject to this 5% override rule and hence, under the proposed regulations, may not qualify for exemption from the ownership requirement pursuant to the publicly traded test. Without such exemption, Teekay's ability to satisfy the ownership requirement may prove to be problematic.

     In response to an invitation for public comment on the proposed regulations from the U.S. Treasury Department, we submitted written comments requesting certain modifications be made to the 5% override rule which, if accepted and reflected in the final regulations, would render Teekay not subject to the 5% override rule based on its existing shareholdings. However, no assurance can be given that our proposed modifications will ultimately be accepted and reflected in the final regulations or that, even if the modifications are accepted, future changes or shifts in the ownership of our shares will not preclude us from obtaining the benefits of Section 883.

     Until final regulations are promulgated and come into force, however, we intend to take the position on our U.S. tax return filings that Teekay satisfies the publicly traded test and qualifies for exemption under Section 883.

     To the extent Teekay is unable to qualify for exemption from tax under
Section 883, its U.S. source Shipping Income will become subject to the 4% gross basis tax regime or, alternatively, to the net basis and branch tax regime described below.

  TAXATION IN ABSENCE OF INTERNAL REVENUE CODE SECTION 883 EXEMPTION

     4% GROSS BASIS TAX REGIME. To the extent the benefits of Section 883 are unavailable, Teekay's U.S. source Shipping Income that is not considered to be "effectively connected" with the conduct of a U.S. trade or business, as discussed below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. As discussed above, we expect that substantially less than half of Teekay's Shipping Income will be considered U.S. source Shipping Income. Accordingly, we believe that the maximum effective rate of U.S. federal income tax on Teekay's gross Shipping Income would not exceed 2%.

     Based on its U.S. source Shipping Income for the nine months ended September 30, 2001, Teekay would be subject to U.S. federal income tax of approximately $6.2 million under Section 887 in the absence of an exemption under Section 883.

     NET BASIS AND BRANCH PROFITS TAX REGIME.  To the extent the benefits of the
Section 883 exemption are unavailable and Teekay's U.S. source Shipping Income is considered to be "effectively connected" with the conduct of a U.S. trade or business, as described below, any such "effectively connected" U.S. source Shipping Income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, Teekay may be subject to the 30% "branch profits" taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business. Teekay's U.S. source Shipping Income would be considered "effectively connected" with the conduct of a U.S. trade or business only if:

     - Teekay has, or is considered to have, a fixed place of business in the United States involved in the earning of Shipping Income; and

     - substantially all of Teekay's U.S. source Shipping Income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

     Currently, we do not intend to have, or permit circumstances that would result in having, any Teekay vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of Teekay's shipping operations and other activities as described in this prospectus, we believe that none of Teekay's U.S. source Shipping Income will be "effectively connected" with the conduct of a U.S. trade or business.

     GAIN ON SALE OF VESSELS. To the extent any Teekay vessel makes more than an occasional voyage to U.S. ports, Teekay may be considered to be engaged in the conduct of a U.S. trade or business. As a result, except to the extent such gain falls within the scope of the Section 883 exemption as income that is incidental to Teekay's Shipping Income, any U.S. source gain on the sale of a vessel may be partly or wholly subject to U.S. federal income tax as "effectively connected" income (determined under rules different from those discussed above) under the net basis and branch tax regime described above.

BAHAMIAN TAXATION

     Based on the advice of Graham, Thompson & Co., our Bahamian counsel, we and our subsidiaries will not be subject to taxation under the laws of the Bahamas, and distributions by our subsidiaries to us also will not be subject to any Bahamian tax.

BERMUDA TAXATION

     Based on the advice of Appleby Spurling & Kempe, our Bermuda counsel, we and our subsidiaries will not be subject to taxation under the laws of Bermuda, and distributions by our subsidiaries to us also will not be subject to any Bermuda tax.

MARSHALL ISLANDS TAXATION

     Based on the advice of Watson, Farley & Williams, our Republic of Marshall Islands counsel, because we and our subsidiaries do not, and we do not expect that we and our subsidiaries will, conduct business or operations in the Republic of the Marshall Islands, we and our subsidiaries will not be subject to taxation under the laws of the Republic of the Marshall Islands, and distributions by our subsidiaries to us will not be subject to Marshall Islands tax.

NORWEGIAN TAXATION

     The following discussion is based on the advice of Bugge, Arentz-Hansen & Rasmussen, our Norwegian counsel, and the tax laws of Norway and regulations, rulings and judicial decisions thereunder, all as in effect as of the date of this prospectus and subject to possible change on a retroactive basis. The following discussion is for general information purposes only and does not purport to be a comprehensive description of all of the Norwegian income tax considerations applicable to UNS.

     In December 1996, Norway introduced a new regime for the taxation of the shipping industry. If a company meets certain requirements, it may choose to be taxed according to this regime, which results in deferral of taxation for income related to shipping activities until the accumulated untaxed profits are distributed to shareholders outside the regime or upon the company's exit from the regime. A company that is subject to the regime will, however, be liable to pay without the benefit of deferral a 28% tax on investment income and a relatively insignificant tonnage tax based on the registered tonnage of its fleet. The rates for tonnage tax are set annually by the Norwegian parliament.

     To qualify for the shipping taxation regime, the shipping activities of UNS have been separated from other activities, such as management functions, although, prior to Teekay's purchase of UNS, the companies engaged in shipping activities and those providing management functions have been owned by the same ultimate parent. While UNS as the parent company does not qualify under the shipping tax regime, Ugland Nordic Investment AS, a wholly owned subsidiary of UNS, owns the assets and companies engaged in shipping activities (the "Qualifying Company"). These companies engaged in shipping activities constitute "shipping companies" under the tax regime. Under the regime, the shipping companies may not have employees; consequently, all service and management functions must be obtained from a related or unrelated entity that is separate from the shipping companies. Intra-group services are required to be priced in accordance with market terms and UNS is subject to a 28% non-deferred tax with respect to the net income of any management services it provides.

     If the Qualifying Company were to cease to qualify for the shipping company tax regime, it would be taxed on its accumulated untaxed profits and gains, taking into account both value appreciations during the period it was under the regime and any untaxed equity that may have been in the Qualifying Company upon entry into the regime. The Qualifying Company would cease to qualify under the regime if it sold all of its vessels and ownership interests in other shipowning companies qualifying under the tax regime and the proceeds from such sale were not reinvested in a shipowning company qualifying under the tax regime or a replacement vessel, or an agreement to build a replacement vessel were not entered into within a year from the sale. Furthermore, under certain conditions, the Qualifying Company would also cease to qualify under the regime if one of the shipowning companies in which the Qualifying Company holds an ownership interest sold all of its vessels and the proceeds from such sale were not reinvested in a replacement vessel or an agreement to build a replacement vessel were not entered into within a year of the sale.

     To the extent untaxed profits are distributed from the Qualifying Company to shareholders outside the regime, which would include dividends or other distributions paid by the Qualifying Company to UNS, the Qualifying Company will be taxed at a rate of 28% of the distributed amount as grossed-up for such taxes. Further, dividends paid from UNS to a non-Norwegian shareholder will be subject to a Norwegian withholding tax of 25%, unless a lower tax has been agreed upon in an applicable tax treaty.

     We record deferred taxes under the Norwegian shipping tax regime on our consolidated financial statements in accordance with accounting principles generally accepted in the United States. See Note 6 to our September 30, 2001 unaudited consolidated financial statements included in our Report on Form 6-K filed with the SEC on November 15, 2001, which report is incorporated into this prospectus by reference.

                          DESCRIPTION OF CERTAIN DEBT

     The following is a summary of our primary debt. This summary is qualified in its entirety by reference to the full text of the documents that govern the transactions so summarized.


     As at December 31, 2001, we and our subsidiaries had obligations for outstanding debt for borrowed money under existing credit agreements in the aggregate principal amount of approximately $936 million, excluding $88 million of joint venture debt guaranteed by us or certain of our subsidiaries. Of this $936 million, we were directly obligated for or guaranteed $627 million at December 31, 2001. The following chart indicates, on a consolidated basis, as of December 31, 2001, and after giving effect to the offering of the outstanding notes and application of the net proceeds therefrom to prepay certain of our outstanding secured revolving debt, the aggregate principal amount of debt due and payable in our upcoming fiscal years.



FISCAL YEAR                                                      AMOUNT
-----------                                                   ------------
2002........................................................  $ 52 million
2003........................................................  $ 64 million
2004........................................................  $ 85 million
2005........................................................  $110 million
2006........................................................  $129 million
2007........................................................  $ 83 million
2008........................................................  $ 26 million
2009........................................................  $ 37 million
2010........................................................  $  0 million
2011........................................................  $350 million


     In January 1996, we issued $225 million of our 8.32% First Preferred Ship Mortgage Notes in a public offering registered under the U.S. Securities Act of 1933. These notes currently are collateralized by first preferred mortgages granted on seven of our Aframax tankers, together with other related collateral, and are guaranteed by our subsidiaries that own the mortgaged vessels. Upon these notes achieving investment grade status and subject to other conditions, the guarantees of the notes will terminate, all of the collateral securing our obligations and the guarantors under the related indenture and security documents will be released and specified covenants under the indenture will no longer be applicable to us. These notes are subject to a sinking fund, which will retire $45 million principal amount of these notes on each February 1, commencing February 1, 2004. These notes are listed for trading on the New York Stock Exchange.


     In January 1998, we negotiated a reducing revolving credit facility with nine commercial banks which, as of December 31, 2001, provided for borrowings of up to $130 million in order to refinance certain debt and to provide working capital. This facility is secured by first priority mortgages granted on eight of our Aframax tankers, together with other related collateral, and a guarantee from us for all amounts outstanding under the facility. Interest payments are based on LIBOR plus a specified margin that depends on our capital structure as calculated on a quarterly basis. At December 31, 2001, the margin was 0.50%. The amount available under the facility reduces by $10 million semi-annually with a final balloon reduction in January 2006.


     On June 22, 2001, we issued $250 million aggregate principal amount of senior notes bearing interest at 8.875% per year and maturing on July 15, 2011. On December 6, 2001, we issued an additional $100 million aggregate principal amount of such notes, which are subject to exchange pursuant to this offering. The terms and conditions of those notes are substantially identical to the terms and conditions of the exchange notes being offered hereby as described in "Description of Notes."


     Bona Shipholding Ltd. has a revolving credit facility with 15 commercial banks which, as of December 31, 2001, provided for borrowings of up to $378 million. This facility is secured by first priority mortgages granted on Bona and Teekay vessels. In connection with the Bona acquisition, Teekay agreed to guarantee all of Bona's obligations under this facility. The facility was amended in September 2001. The facility is subject to a financial covenant that requires Teekay to maintain a minimum level of free cash based on its consolidated financial statements. Interest payments are based on LIBOR plus a specified margin that depends on Teekay's capital structure as calculated on a quarterly basis. At December 31, 2001, the margin was 0.75%. The amount available under the facility reduces by approximately $19 million semi-annually with a final balloon reduction in December 2008.

     At December 31, 2001, UNS had a number of single and multi-ship mortgage loans totaling $309 million. Teekay currently does not guarantee any of the obligations under these facilities. UNS term loans are collateralized by first priority mortgages granted on the 14 vessels to which the loans relate (including two newbuildings), together with certain other related collateral, and guarantees from UNS. UNS credit facilities are subject to certain financial covenants which include specified minimum levels of (1) free cash, (2) equity (based on book value), (3) working capital, (4) value adjusted equity or total value adjusted assets, (5) committed capital and a minimum earnings to interest ratio.

     The indenture relating to our 8.32% First Preferred Ship Mortgage Notes due 2008 and certain of the credit agreements governing our (and our subsidiaries') credit facilities provide that our ability to pay dividends is subject to limitations based upon our cumulative net income plus certain additional amounts, including the proceeds received by us from any issuance of our capital stock. In addition, credit agreements to which some of our subsidiaries are parties, and guarantees executed by us in connection with them, contain various covenants which restrict our operations and those of our subsidiaries. These credit agreements and guarantees contain covenants that require those subsidiaries or us, as the case may be, to conduct their or our operations, including, for those subsidiaries, the operations of their respective vessels, in accordance with certain standards set forth in the credit agreements or guarantees. Certain credit agreements related to our secured debt contain "hull covenants" that require the applicable subsidiaries to deliver additional collateral to the lenders under the applicable credit agreement, or prepay a certain amount of the debt, in the event that the value of the subject vessels falls below a fixed percentage of the amount of the debt then outstanding under the credit agreement. The minimum combined value of the subject vessels must remain at levels ranging between 125% and 133% of the outstanding debt under our revolving credit agreements.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the outstanding notes, we entered into an exchange and registration rights agreement with the initial purchaser of the outstanding notes. In that agreement, we agreed to use our best efforts to file and have declared effective within 180 days of the sale of the outstanding notes this registration statement relating to an offer to exchange the exchange notes for the outstanding notes. We also agreed to use our best efforts to complete the exchange offer for the outstanding notes within 60 days after the effective date of this registration statement. We are offering the exchange notes under this prospectus in the exchange offer for the outstanding notes to satisfy our obligations under the exchange and registration rights agreement. We refer to our offer to exchange the exchange notes for the outstanding notes as the "exchange offer."

RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if, among other things:

     - you are acquiring the exchange notes in the ordinary course of your business;

     - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

     -  you are not an affiliate of Teekay.

     If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes or you are an affiliate of Teekay, you:

     -  cannot rely on such interpretations by the SEC staff, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes and such secondary resale transaction must be covered by an effective registration statement under the Securities Act of 1933 containing the selling security holder's information required by
        Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

     This prospectus may be used for an offer to resell, resale or otherwise transfer exchange notes only as specifically described in this prospectus. Only those broker-dealers that acquired outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where that broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, there is $100 million principal amount of outstanding notes, all of which are subject to exchange pursuant to the exchange offer. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.


     We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

     -  will remain outstanding,

     -  will continue to accrue interest, and

     - will be entitled to the rights and benefits that holders have under the indenture relating to the outstanding notes and, under limited circumstances, the exchange and registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "-- Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE


     The exchange offer will expire at 5:00 p.m., New York City time, on March 15, 2002, unless in our sole discretion we extend it.


EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any outstanding notes by giving oral or written notice of the extension to their holders. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

     -  to delay accepting for exchange any outstanding notes,

     -  to extend the exchange offer, or

     -  to terminate the exchange offer.

     We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the exchange and registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC, or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

     -  the representations described under "-- Your Representations to Us."

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act of 1933.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     We have appointed The Bank of New York as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                         BY HAND DELIVERY TO 4:30 P.M.

                              The Bank of New York
                  c/o United States Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304

                        BY OVERNIGHT COURIER AND BY HAND
                  DELIVERY AFTER 4:30 P.M. ON EXPIRATION DATE

                              The Bank of New York
                  c/o United States Trust Company of New York
                          30 Broad Street, 14th Floor
                            New York, NY 10004-2304

                        BY REGISTERED OR CERTIFIED MAIL

                              The Bank of New York
                  c/o United States Trust Company of New York
                                  P.O. Box 84
                             Bowling Green Station
                            New York, NY 10274-0084

            BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                              The Bank of New York
                  c/o United States Trust Company of New York
                              FAX: (646) 458-8111

                             CONFIRM BY TELEPHONE:
                                 (800) 548-6565

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender, described below, or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or "DTC," described below.

     The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

     If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

     - make appropriate arrangements to register ownership of the outstanding notes in your name, or

     - obtain a properly completed bond power from the registered holder of your outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

PROCEDURES FOR PHYSICAL TENDER

     To complete a physical tender, a holder must:

     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

     - mail or deliver or facsimile the letter of transmittal to the exchange agent prior to the expiration date, and

     - deliver the outstanding notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "-- Exchange Agent" prior to the expiration date.

  SIGNATURES AND SIGNATURE GUARANTEES

     You must have signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders" guaranteed by an eligible institution unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     -  for the account of an eligible institution.

     An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

     If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the outstanding notes. An eligible institution must guarantee that signature.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     An agent's message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

     - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation,

     - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

     -  we may enforce the agreement against such participant.

     To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE EXCHANGE NOTES

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

     - outstanding notes or a timely book-entry confirmation of transfer of such outstanding notes into the exchange agent's account at DTC, and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or nonexchanged outstanding notes without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such nonexchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any exchange notes you receive will be acquired in the ordinary course of your business,

     - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act of 1933,

     - you are not our affiliate, as defined in Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act,

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes, and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

     - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       - stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

       -  stating that the tender is being made thereby,

       - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "-- Exchange Agent," or

     - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn, including the registration number and the principal amount of such outstanding notes,

     - be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

     - specify the name in which such outstanding notes are to be registered, if different from that of the person who tendered the outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include:

     -  SEC registration fees for the exchange notes,

     -  fees and expenses of the exchange agent and trustee,

     -  accounting and legal fees,

     -  printing costs, and

     -  related fees and expenses.

TRANSFER TAXES

     If you tender your outstanding notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered,
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

     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is imposed for any reason other than the exchange of exchange notes for outstanding notes in the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act of 1933 or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

     The tender of outstanding notes in the exchange offer will reduce the outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold.

ACCOUNTING TREATMENT

     We will amortize (1) our expenses of the exchange offer and the offering of the outstanding notes and (2) the premiums on original issue of the outstanding notes over the term of the exchange notes under accounting principles generally accepted in the United States.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action, if any, to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the exchange and registration rights agreement.

                            DESCRIPTION OF THE NOTES


     In this section, "Teekay" or the "Company" means Teekay Shipping Corporation and not any of its subsidiaries. The outstanding notes were issued, and the exchange notes will be issued, by Teekay under a first supplemental indenture dated as of December 6, 2001, to the indenture dated as of June 22, 2001, between Teekay and The Bank of New York Trust Company of Florida, N.A. (formerly U.S. Trust Company of Texas, N.A.), as trustee (the indenture, as supplemented, the "Indenture"). Such indenture dated as of June 22, 2001, originally related to our outstanding $250 million aggregate principal amount of 8.875% senior notes due July 15, 2011. In this section, the outstanding notes and the exchange notes are referred to collectively as the "additional notes," unless the context otherwise requires. The $250 million aggregate principal amount of notes issued on June 22, 2001 and the additional notes are collectively referred to as the "notes," unless the context otherwise requires. The notes will be consolidated with and form a single series and shall have the same terms as to status, redemption or otherwise as described herein. You may obtain a copy of the Indenture from Teekay upon request. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part.


     The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939. The statements under this section of this prospectus are summaries of the material terms and provisions of the Indenture and the notes. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the Indenture. Therefore, we urge you to read the Indenture because it, and not this description, defines your rights as holders of the additional notes. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined in this description have the meanings ascribed to them in the Indenture.

     The notes will constitute a single series of debt securities under the Indenture. If the exchange offer is consummated, any holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with all other holders of the notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the other notes, and the holders of the outstanding notes and the other notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes mean, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes, the exchange notes, and all other notes collectively then outstanding.

GENERAL

     The additional notes:

     -  are general unsecured obligations of Teekay,

     - rank equally and ratably in right of payment with all existing and future unsecured senior debt of Teekay, including our outstanding $250 million aggregate principal amount of 8.875% senior notes due July 15, 2011,

     - are senior in right of payment to all existing and future subordinated debt of Teekay,

     - are effectively subordinated to all of Teekay's secured debt to the extent of the collateral securing such debt, and

     - are effectively subordinated to all existing and future debt and other liabilities and commitments of Teekay's subsidiaries because Teekay is a holding company and the additional notes will not be guaranteed by any of its subsidiaries.


     The Indenture does not limit the ability of Teekay or its subsidiaries to incur debt. At December 31, 2001, after giving effect to the issuance of the outstanding notes and the application of the net proceeds therefrom to repay certain of our outstanding secured revolving debt, the consolidated debt of Teekay and its subsidiaries was approximately $936 million, of which $583 million was secured debt that represented the obligations of, or was guaranteed by, certain of Teekay's subsidiaries. In addition, the outstanding notes are, and the exchange notes will be, effectively junior to $88 million of debt of joint ventures that are 50% owned by certain of Teekay's subsidiaries, which debt is guaranteed by Teekay or such subsidiaries.


PRINCIPAL, MATURITY AND INTEREST

     In this exchange offer, Teekay will issue up to $100 million aggregate principal amount of exchange notes. The Indenture provides for the issuance of other notes having identical terms and conditions to the notes. The additional notes and the $250 million aggregate principal amount of notes issued on June 22, 2001, and any other notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Teekay will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on July 15, 2011.

     Interest on the additional notes will accrue at the rate of 8.875% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2002. Teekay will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.


     Interest on the additional notes will accrue from June 22, 2001 or, if interest has already been paid on the additional notes or the outstanding notes exchanged for such additional notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                              OPTIONAL REDEMPTION

     At Teekay's option, Teekay may redeem the notes in whole or in part at any time before their maturity date at a redemption price equal to the greater of
(i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 50 basis points, plus, in each case, accrued and unpaid interest to the redemption date. For this purpose, the following terms have the following meanings:

     "Treasury Yield" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if the
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

trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means Goldman, Sachs & Co. or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by Teekay.

     "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co. and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Goldman, Sachs & Co.; provided, however, that if Goldman, Sachs & Co. or any of its designees shall cease to be a Primary Treasury Dealer, Teekay will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by Teekay.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     At least 30 days but not more than 60 days before the relevant redemption date, Teekay will send notice of redemption to each holder of notes to be redeemed. If less than all of the notes are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, the notes to be redeemed in whole or in part.

     Unless Teekay defaults in payment of the redemption price, no interest will accrue on the notes called for redemption for the period from and after the redemption date.

                  REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

     The notes will be subject to redemption in whole, but not in part, at the option of Teekay, at any time at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date, and any other amounts owed to the holders of the notes under the terms of the Indenture or the notes, if (i) Teekay becomes obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of any generally applicable change in the laws or regulations of a Taxing Jurisdiction which becomes effective after the date of the original issuance of any of such notes and (ii) Teekay cannot avoid its obligations to pay such Additional Amounts by taking reasonable measures available to Teekay. However, any such notice of redemption must be given within 60 calendar days of the earliest date on which Teekay would be obligated to pay such Additional Amounts if a payment in respect of the notes were then due. Prior to the giving of any notice of redemption described in this paragraph, Teekay will deliver to the trustee an officer's certificate stating that Teekay is entitled to redeem the notes in accordance with the terms in the Indenture and stating the facts relating to such redemption. See "-- Additional Amounts."

                              MANDATORY REDEMPTION

     Except as set forth below under "Covenants -- Repurchase of Notes upon a Change of Control Triggering Event" Teekay is not required to make sinking fund payments or mandatory redemption payments prior to maturity with respect to the notes.

                                   COVENANTS

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT

     The Indenture provides that upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require Teekay to repurchase such holder's notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. A "Change of Control" also constitutes an event of default under several of Teekay's other debt agreements. There can be no assurance that Teekay will have sufficient funds to pay the purchase price referred to above at the time of the Change of Control Triggering Event. The existence of a holder's right to require Teekay to repurchase notes upon the occurrence of a Change of Control Triggering Event may deter a third party from acquiring Teekay in a transaction which would constitute a Change of Control.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Teekay may not, in a single transaction or a series of related transactions:

     (1) consolidate with or merge with or into any other person or permit any other person to consolidate with or merge with or into Teekay, or

     (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless, in the case of clauses (1) or (2) of this covenant:

           (A) in a transaction in which Teekay does not survive or in which Teekay sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to Teekay is organized under (i) the laws of the United States or any State thereof or the District of Columbia, (ii) the laws of the Republic of Liberia, (iii) the laws of the Commonwealth of the Bahamas, (iv) the laws of the Republic of the Marshall Islands or (v) the laws of any other country recognized by the United States of America and which, in the case of any of events under subclause (i), (ii), (iii), (iv) or (v) of this subclause A, shall expressly assume, by a supplemental Indenture executed and delivered to the trustee in form satisfactory to the trustee, all of the Company's obligations under the Indenture;

           (B) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

           (C)  certain other conditions are met.

LIMITATION ON LIENS

     Teekay may not create, incur, assume or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any present or future Relevant Debt of Teekay without making effective provision for securing the notes:

     (1) in the event such debt is pari passu with the notes, equally and ratably with such debt as to such property or assets for so long as such debt will be so secured, or

     (2) in the event such debt is subordinate in right of payment to the notes, prior to such debt as to such property or assets for so long as such debt will be so secured.

     The term "Relevant Debt" shall be defined in the Indenture as meaning any debt for borrowed money in the form of bonds, notes, debentures or other debt securities issued by way of public offering or private placement, including any guarantee or indemnity given in respect of debt of any third party for money borrowed in the form of bonds, notes, debentures or other debt securities issued by way of a public offering or private placement, but, for greater clarity, shall not include loans (or collateral debt securities relating to such loans) made by banks or other financial institutions, customers or strategic partners.

PAYMENTS FOR CONSENT

     Teekay may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

PROVISION OF FINANCIAL INFORMATION

     So long as any notes are outstanding, whether or not Teekay is subject to
Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, Teekay shall file with the Securities and Exchange Commission ("SEC") within the filing time periods specified by the SEC (the "Required Filing Date") copies of the annual reports, quarterly reports and other documents which Teekay would have been required to file pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto. In addition, Teekay will:

     (1) within 15 days of each Required Filing Date (A) transmit by mail to all holders, as their names and addresses appear in the security register of Teekay without cost to such holders, and (B) file with the trustee, copies of the annual reports, quarterly reports and other documents which Teekay files with the SEC pursuant to Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto; and

     (2) if filing such documents with the SEC is not permitted under the Exchange Act, promptly upon written request, Teekay will supply copies of such documents to any prospective holder.

                               ADDITIONAL AMOUNTS

     All payments made by Teekay under or with respect to the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter "Taxes") imposed or levied by or on behalf of any Taxing Jurisdiction, unless Teekay is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Teekay is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the notes, Teekay will pay such additional amounts of interest ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that Teekay will not pay Additional Amounts in connection with any Taxes that are imposed due to any of the following ("Excluded Additional Amounts"):

     (1) the holder or beneficial owner has some connection with the Taxing Jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

     (2)   any tax imposed on or measured by net income;

     (3) the holder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (A) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax duty assessment or other governmental charge, (B) the holder or beneficial owner is able to comply with such requirements without undue hardship and (C) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply. Teekay has notified such holder that such holder will be required to comply with such requirements;

     (4) the holder fails to present (where presentation is required) its note within 30 calendar days after Teekay has made available to the holder a payment of principal or interest, provided that

        Teekay will pay Additional Amounts which a holder would have been entitled to had the note owned by such holder been present on any day (including the last day) within such 30-day period;

     (5) any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

     (6) where any Additional Amounts are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (7) where the holder or beneficial owner could avoid any Additional Amounts by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent located in a Member State of the European Union.

     Teekay will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Teekay will furnish to the holders of the notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Teekay.

     Teekay will indemnify and hold harmless each holder for the amount (other than Excluded Additional Amounts) of (1) any Taxes not withheld or deducted by Teekay and levied or imposed by a Taxing Jurisdiction and paid by such holder as a result of payments made under or with respect to the notes, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed by a Taxing Jurisdiction with respect to any reimbursement under clause (1) or (2) of this paragraph.

     At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if Teekay is aware that it will be obligated to pay Additional Amounts with respect to such payment, Teekay will deliver to the trustee an officers' certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any note, such mention (except where expressly mentioned) shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Teekay will pay any stamp, administrative, court, documentary, excise or property taxes arising in a Taxing Jurisdiction in connection with the Additional Amounts and will indemnify the holders of the notes for any such taxes paid by the holders of the notes.

                               EVENTS OF DEFAULT

     The following events will be defined as "Events of Default" in the
Indenture:

     (1) Teekay defaults in the payment of principal of (or premium, if any, on) any notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (2) Teekay defaults in the payment of interest on any notes when the same become due and payable, and such default continues for a period of 30 days;

     (3) Teekay defaults in the payment of principal and interest on notes required to be purchased upon the occurrence of a Change of Control Triggering Event when due and payable;

     (4) Teekay defaults in the performance of or breaches any other covenant or agreement of Teekay in the Indenture or under the notes and such default or breach continues for a period of 30 consecutive days after the date on which written notice of such default or breach requiring Teekay to remedy the same, shall have been given to Teekay by the trustee, or to Teekay and the trustee by the holders of at least 25% in aggregate principal amount of the notes;

     (5) there occurs with respect to any issue or issues of Debt of Teekay or any of its Subsidiaries having an outstanding aggregate principal amount of $10 million or more individually or $20 million or more in the aggregate for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its Stated Maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled (by cure, waiver or otherwise) within 30 days of such acceleration; provided, however, that any secured Debt in excess of the limits set forth above shall be deemed to have been declared due and payable if the lender in respect thereof takes any action to enforce a security interest against, or an assignment of, or to collect on, seize, dispose of or apply any assets of Teekay or its Subsidiaries (including lock-box and other similar arrangements) securing such Debt, or to set off against any bank account of Teekay or its Subsidiaries in excess of $10 million;

     (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million individually or $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Teekay or any Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (7) Teekay or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Teekay or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Teekay or any Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (7); or

     (8) Teekay and/or one or more Subsidiaries fails to make (A) at the final (but not any interim) fixed maturity of any issue of Debt a principal payment of $10 million or more or (B) at the final (but not any interim) fixed maturity of more than one issue of such Debt principal payments aggregating $20 million or more and, in the case of clause
           (A), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (B), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (B) to exceed $20 million.

     If an Event of Default (other than an Event of Default specified in clause
(7) above) occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Teekay (and to the trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the trustee at the request of the holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (4) or (8) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (4) or (8) shall be remedied or cured by Teekay and/or the relevant Subsidiaries or waived by the holders of the relevant Debt within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) above occurs, all unpaid principal of, premium, if any, and accrued interest on the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to Teekay and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

     (1)   Teekay has paid or deposited with the trustee a sum sufficient to pay
           (A) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (B) all overdue interest on all notes, (C) the principal of and premium, if any, on, any notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such notes,

     (2) all existing Events of Default, other than the non-payment of the principal of the notes that have become due solely by such declaration of acceleration, have been cured or waived, and

     (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     For information as to the waiver of defaults, see "-- Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture or that may expose the trustee to personal liability. A holder may not pursue any remedy with respect to the Indenture or the notes unless:

     (1) the holder gives to the trustee written notice of a continuing Event of Default;

     (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

     (3) such holder or holders offer to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

     (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

     However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due dates expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

     The Indenture requires certain officers of Teekay to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of Teekay and its Subsidiaries and Teekay's and its Subsidiaries' performance under the Indenture and that Teekay has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Teekay is also obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

                                   DEFEASANCE

DEFEASANCE AND DISCHARGE

     The Indenture provides that Teekay will be deemed to have paid and will be discharged from any and all obligations in respect of the notes and the provisions of the Indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust), on the 123rd day after the date referred to below if, among other things:

     (1) Teekay has deposited with the trustee, in trust, money and/or U.S. Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indentures and the notes;

     (2) Teekay has delivered to the trustee (A) either (i) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of Teekay's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by copy of) a ruling of the Internal Revenue Service to the same effect or based upon a change in applicable federal income tax law after the date of the Indenture or
           (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Teekay is a party or by which Teekay is bound; and

     (4) if at such time the notes are listed on a national securities exchange, Teekay has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

     The Indenture provides that certain provisions of the Indenture will no longer be in effect upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes, the satisfaction of the provisions described in clauses (2)(B), (3) and (4) of the preceding paragraph and the delivery by Teekay to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

     In the event Teekay exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Teekay will remain liable for such payments.

                            MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by Teekay and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

     (2) reduce the principal amount of, or premium, if any, or interest on, any note,

     (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note,

     (4) impair the right to institute suit for the enforcement of any payment on or with respect to any note,

     (5) reduce the percentage of aggregate principal amount of outstanding notes the consent of whose holders is necessary to modify or amend the Indenture,

     (6) modify any provisions of the Indenture relating to the modification and amendment of the Indenture, except as otherwise specified in the Indenture, or

     (7) reduce the percentage of aggregate principal amount of outstanding notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

                    NO PERSONAL LIABILITY OF INCORPORATORS,
                 SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on, any of the notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Teekay in the Indenture, or in any of the notes, or because of the creation of any Debt represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Affiliate or controlling person of Teekay or of any successor person thereof. Each holder, by accepting such notes, waives and releases all such liability.

                                  THE TRUSTEE

     The trustee under the Indenture will be the registrar and paying agent with regard to the notes. The Indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

                                 GOVERNING LAW

     The Indenture is governed by the laws of the State of New York.

                      CONSENT TO JURISDICTION AND SERVICE

     Teekay has irrevocably appointed Watson, Farley & Williams, New York, New York, as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the notes brought in any federal or state court located in New York City and has submitted to such jurisdiction.

                              CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Capital Stock" is defined to mean, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or ownership interests, whether outstanding prior to or issued after the date of the Indenture, including, without limitation, all common stock and preferred stock.

     "Capitalized Lease" is defined to mean, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Change of Control" is defined to mean such time as:

     (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Holder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of Teekay) of more than 50% of the total voting power of the Voting Stock of Teekay (calculated on a fully diluted basis); or

     (2) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of Teekay (together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such board of directors then in office.

     "Change of Control Triggering Event" is defined to mean the occurrence of a Change of Control and a Rating Decline.

     "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Teekay or any of its Subsidiaries against fluctuations in currency values to or under which Teekay or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication):

     (1)   all debt of such person for borrowed money,

     (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

     (3) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

     (4) all obligations of such person to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables,

     (5)   all obligations of such person as lessee under Capitalized Leases,

     (6) all Debt of persons other than such person secured by a Lien on any asset of such person, whether or not such Debt is assumed by such person; provided that the amount of such Debt shall be the lesser of
           (A) the fair market value of such asset at such date of determination and (B) the amount of such Debt,

     (7) all Debt of persons other than such person guaranteed by such person to the extent such Debt is guaranteed by such person, and

     (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP; and provided further that Debt shall not include any liability for federal, state, local, foreign or other taxes.

     "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Event of Default" has the meaning set forth under "-- Events of Default."

     "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to:

     (1) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17; and

     (2) any non-recurring charges associated with the adoption, after the date of the Indenture, of Financial Accounting Standard Nos. 106 and 109.

     "Governing Board Members" means the individuals serving as members of the protectorate or governing boards of (x) the Trusts or their respective trustees or (y) if the individuals serving as members of the protectorate or governing boards of the Trusts or their respective trustees immediately prior to any restructuring or dissolution of the Trusts or any transfer of Capital Stock of Teekay held directly or indirectly thereby represent at least a majority of the members of the protectorate or governing board of the trust (or trustee thereof) or other entity replacing the Trusts as a direct or indirect owner of all, or substantially all, of the Capital Stock of Teekay held directly or indirectly by the Trusts immediately prior to such restructuring, dissolution or transfer, such replacement trust (or its trustee) or entity, together with any new members whose election or appointment was approved by at least two-thirds of the members of such boards or board.

     "Gradation" is defined to mean a gradation within a Rating Category or a change to another Rating Category, which shall include:

     (1) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation),

     (2) 1 and 2 in the case of Moody's current Rating Categories (e.g., a decline from B1 to B2 would constitute a decrease of one gradation), or

     (3) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect Teekay or any of its Subsidiaries against fluctuations in interest rates to or under which Teekay or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

     "Investment Grade" is defined to mean:

     (1) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P);

     (2) Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's); and

     (3) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "Lien" is defined to mean any mortgage, lien, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

     "Moody's" is defined to mean Moody's Investors Service, Inc. and its successors.

     "Permitted Holder" is defined to mean the Trusts, a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member), or any holding company, more than 50% of the total voting power of the Voting Stock of which is, at the time of any transfer of Capital Stock of Teekay by the Trusts or any such other holding company, "beneficially owned" by the Trusts or a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member).

     "Rating Agencies" is defined to mean:

     (1)   S&P and Moody's; or

     (2) if S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Teekay, which will be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" is defined to mean:

     (1) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

     (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

     (3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Rating Decline" is defined to mean that at any time within 90 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of Teekay or of any person to effect a Change of Control, the rating of the notes is decreased by both Rating Agencies by one or more Gradations and the rating by such Rating Agencies on the notes following such downgrade is below Investment Grade.

     "Redemption Date," when used with respect to any note to be redeemed, is defined to mean the date fixed for such redemption by or pursuant to the Indenture.

     "S&P" is defined to mean Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York Corporation, and its successors.

     "Stated Maturity" is defined to mean (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" is defined to mean, with respect to Teekay, any business entity of which more than 50% of the outstanding Voting Stock is owned directly or indirectly by Teekay and one or more other Subsidiaries of Teekay.

     "Taxing Jurisdiction" is defined to mean the Republic of the Marshall Islands or any jurisdiction from or through which payment on the notes is made, or any political subdivision thereof, or by any authority or agency therein or thereof having power to tax.


     "Trusts" is defined to mean, collectively, the Cirrus Trust, a trust organized under the laws of the Turks and Caicos Islands, and the JTK Trust, a trust organized under the laws of the Bahamas, which as of December 31, 2001, owned (indirectly through wholly owned subsidiaries) approximately 33.5% and 7.2% of the outstanding Common Stock of Teekay, respectively.


     "U.S. Government Securities" is defined to mean securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.

     "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the board of directors or similar governing body of such person.

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

             FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     We will issue the exchange notes by one or more notes in registered, global form (collectively, the "Restricted Global Notes"). The Restricted Global Notes will be deposited on issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     The Global Notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct at DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

DEPOSITARY PROCEDURES

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and any transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or records maintained by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Payments in respect of the Global Notes registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or

     (2) maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes, or

     (3) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described in this section of this prospectus, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary or take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of an interest in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect to such portion of the principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

     The information in this section of this prospectus concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Teekay believes to be reliable, but Teekay takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A beneficial interest in a Global Note may not be exchanged for a security in certificated form unless:

     (1)   DTC:

        (A) notifies Teekay that it is unwilling or unable to continue as depositary for such Global Notes, or

        (B) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934,

     and in either case Teekay thereupon fails to appoint a successor depositary,

     (2) Teekay, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form, or

     (3) there shall have occurred and be continuing an Event of Default with respect to the notes.

     In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian ("DWAC") system and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Note.

                              REGISTRATION RIGHTS

     We entered into an exchange and registration rights agreement with the initial purchaser of the outstanding notes pursuant to which we agreed, for the benefit of the holders of the outstanding notes, at our cost:

     (1) to use our best efforts to file with the SEC within 60 days following the date of issuance of the outstanding notes a registration statement on the appropriate form relating to a registered exchange offer for the outstanding notes under the Securities Act of 1933.

     (2) to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days following the issuance of the outstanding notes; and

     (3) to use our best efforts to consummate the exchange offer within 60 days after the exchange offer registration statement has been declared effective.

     Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for the surrender of the outstanding notes. We will keep the exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes. For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered note. The exchange notes will have terms identical in all material aspects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions).

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes would in general be freely tradable after the exchange offer without further registration under the Securities Act of 1933. However, any purchaser of notes who is our affiliate (as such term is defined in the indenture -- See "Description of the Notes -- Certain Definitions") or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     (1) will not be able to rely on the interpretation of the staff of the SEC;

     (2)   will not be able to tender its notes in the exchange offer; and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the outstanding notes (other than certain specified holders) who wishes to exchange outstanding notes for exchange notes in the exchange offer will be required to represent that:

     (1) any exchange notes that it will receive will be acquired in the ordinary course of its business,

     (2) it has no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes,

     (3) it is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if it is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act,

     (4) if it is a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the exchange notes, and

     (5) if it is a broker-dealer (a "Participating Broker-Dealer") that will receive exchange notes for its own account in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such exchange notes.

     The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) with the prospectus contained in the exchange offer registration statement. Under the exchange and registration rights agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange notes.

     In the event that any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if for any reason the exchange offer is not consummated within 240 days following the date of issuance of the outstanding notes, or the exchange offer is not available to any holder of the outstanding notes, we will, at our cost:

     - as promptly as practicable, but no later than 30 days after the time such obligation arises, file a shelf registration statement covering resales of the outstanding notes;

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act of 1933 within 120 days after such shelf registration statement is filed; and

     - use our best efforts to keep effective the shelf registration statement until two years after its effective date or such shorter period that will terminate when all outstanding notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

     We will, in the event of the filing of a shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the outstanding notes. A holder of notes that sells such notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the exchange and registration rights agreement in order to have its notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

     In the event that:

     (1) the exchange offer registration statement is not filed with the SEC on or prior to the 60th day following the date of issuance of the outstanding notes or the shelf registration statement is not filed with the SEC on or prior to the 30th day following the date an obligation to file arises;

     (2) such exchange offer registration statement or shelf registration statement is not declared effective on or prior to the 180th day following the date of issuance of the outstanding notes or the 120th day after such shelf registration statement is filed, respectively;

     (3) the exchange offer is not completed within 60 days after the initial effective date of the exchange registration statement; or

     (4) the exchange offer registration statement or shelf registration statement is declared effective but thereafter ceases to be effective or usable (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then special interest, in addition to the interest set forth on the cover hereof, shall accrue at a per annum rate of 0.5% for the first 90-day period immediately following the occurrence of the first Registration

Default, and the per annum interest rate will increase by an additional 0.5% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 1.5% per annum in excess of the interest rate on the cover of this prospectus. Upon the cure of the Registration Default, the special interest shall no longer accrue and the notes will bear interest at the original rate, provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions.

     The summary herein of certain provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the exchange and registration rights agreement, a copy of which is available upon request to Teekay. The exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

                               TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the material United States federal income tax consequences relevant to the purchase, ownership, and disposition of the exchange notes. Except where indicated, this summary deals only with notes held as capital assets by purchasers of the notes at the initial issue price in the offering thereof and does not purport to be a complete analysis of all the potential tax considerations that may be relevant to such holders. The discussion does not include special rules that might apply to certain holders such as dealers in securities or currencies, financial institutions, investors in pass-through entities, tax-exempt organizations or pension plans, life insurance companies, persons holding notes as a part of a hedging or conversion transaction or a straddle or United States holders whose "functional currency" is not the U.S. dollar. In addition, the following discussion, as well as the conclusions regarding certain issues of United States federal income tax law that are reflected in that discussion, are based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and related regulations, rulings and judicial decisions existing as of the date of this prospectus, and upon the advice received by us from special U.S. tax counsel. Changes in existing laws or regulations or their interpretation may occur, which could be retroactive. Applicable authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. Our and our special U.S. tax counsel's views have no binding effect or official status of any kind, and no assurance can be given that the conclusions discussed below would be sustained by a court if challenged by the Internal Revenue Service.

     THE DISCUSSION BELOW IS A SUMMARY FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS ALL POTENTIAL TAX CONSIDERATIONS THAT DEPEND UPON CIRCUMSTANCES SPECIFIC TO EACH INVESTOR. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD SATISFY THEMSELVES AS TO THE OVERALL TAX CONSEQUENCES OF THEIR OWNERSHIP OF THE NOTES, INCLUDING STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES THEREOF (WHICH ARE NOT REVIEWED IN THIS DISCUSSION) AND CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

     As used in this section of the prospectus, a "United States holder" of a note means a holder that is an individual citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that was in existence on August 20, 1996, was treated as a United States person on August 19, 1996 and elected to be treated as a United States person at all times thereafter. A "Non-United States holder" of a note is a holder that is not a United States holder.

THE EXCHANGE OFFER

     The exchange of an outstanding note for an exchange note in the exchange offer will not constitute a significant modification of the outstanding note for United States federal income tax purposes. Therefore, the exchange note received will be treated as a continuation of the outstanding note in your hands. As a result, there will be no United States federal income tax consequences to you upon the exchange of an outstanding note for an exchange note in the exchange offer and you will have the same adjusted tax basis and holding period in the exchange note as you had in the outstanding note immediately before the exchange.

UNITED STATES HOLDER

PAYMENTS OF INTEREST

     We expect that the interest (including Additional Amounts, if any) on the notes will be "qualified stated interest." Qualified stated interest is generally defined as stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) or that will be constructively received, at least annually or at a single fixed rate. We expect that the notes will not be issued with "original issue discount" within the meaning of Section 1273 of the Code and the Treasury Department Regulations issued under that section and other related sections of the Code relating to original issue discount. Thus, any payment of interest on a note will generally be taxable to a United States holder as ordinary income at the time it is paid or accrued in accordance with the United States holder's regular method of accounting for tax purposes. Thus, to the extent that amounts are withheld and Additional Amounts are paid on the notes, a United States holder will be required to report income in an amount greater than cash received on the payments.

     Interest income from the notes will constitute foreign source income for United States federal income tax purposes and, with certain exemptions, will be treated separately, together with other items of "passive income" or, in the case of certain holders, "financial services income" for purposes of computing the foreign tax credit allowable under the Code. A United States holder may be eligible, subject to a number of limitations, for a foreign tax credit or deduction against such United States holder's United States federal income tax liability for taxes withheld on the notes.

AMORTIZABLE BOND PREMIUM

     A United States holder who purchases a note for an amount in excess of the principal amount will be considered to have purchased the note at a "premium." A United States holder may elect to amortize the premium over the remaining term of the note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States person's foreign source income from the note. A United States holder who elects to amortize the premium on a note must reduce its tax basis in the note by the amount of premium amortized in any year. An election to amortize bond premium applies to all taxable instruments then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A United States holder's tax basis in a note generally will be the United States holder's cost for the note. Upon the sale, exchange or retirement of a note, a United States holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the note. In general, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to significant limitations. Capital gain or loss realized by a United States holder generally will be treated as United States source income for United States foreign tax credit limitation purposes.

     The exchange of the notes for registered notes pursuant to the exchange offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for United States federal income tax purposes. In that event, the exchange would have no United States federal income tax consequences to a United States holder, so that the United States holder's holding period and adjusted tax basis for a note would not be affected and the United States holder would continue to take into account income in respect of a note in the same manner as before the exchange.

BACKUP WITHHOLDING AND INFORMATION REPORTING


     In general, information reporting will apply to certain payments of principal and interest on the notes and to the proceeds from the sale of a note paid to United States holders other than certain exempt recipients. Additionally, a 30% backup withholding tax currently will apply to such payments if the United States holder fails to provide a correct taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income or otherwise fails to comply with applicable requirements of the backup withholding rules. The rate of backup withholding is scheduled to be reduced over time to 28% in 2006.



     If the 30% backup withholding tax applies to a United States holder, the United States holder may use the amounts withheld as a refund or credit against the United States holder's United States federal income tax liability as long as the United States holder provides certain information to the Internal Revenue Service.


NON-UNITED STATES HOLDER

PAYMENTS OF INTEREST

     Payments of principal and interest on the notes will not be subject to United States federal income tax, including United States withholding tax, if paid to a non-United States holder, unless, in the case of interest, the non-United States holder is: (1) a corporation that is an insurance company carrying on a United States trade or business to which the interest is attributable within the meaning of the Code; or (2) an individual or corporation with an office or other fixed place of business in the United States to which the interest is attributable, the interest either is derived in the active conduct of a banking, financing or similar business within the United States or is received by a corporation, the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     Gain, realized on the sale, retirement or other disposition of notes by a non-United States holder, generally will not be subject to United States federal income tax, including withholding tax, unless the gain is effectively connected with the conduct by such holder of a trade or business within the United States; or in the case of an individual, the non-United States holder has been present in the United States for 183 days or more during the taxable year of the sale or retirement and certain other conditions are satisfied.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting and backup withholding generally will not apply to payments of principal and interest on the notes made by a United States paying agent to a non-United States holder of a note, provided that: (1) the beneficial owner of such note certifies, under penalties of perjury, that it is not a United States holder and provides its name and address; or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes certifies, under penalties of perjury, that such statement has been received from the beneficial owner of such note by it or by a financial institution between it and the beneficial owner and furnishes such paying agent with a copy thereof. Additionally, such paying agent must not have actual knowledge that such beneficial owner is a United States person.

     Proceeds received from the sale of a note by a non-United States holder to or through the United States office of a broker generally are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

     Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent, as defined below, with a properly completed Internal Revenue Service Form W-8BEN, or appropriate successor form. A "Withholding Agent" is the last United States payor

(or a non-United States payor who is a qualified intermediary, United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which is itself not a Withholding Agent).

     If backup withholding tax applies to a non-United States holder, the holder may use the amounts withheld as a refund or credit against the holder's United States federal income tax liability as long as the non-United States holder provides certain information to the Internal Revenue Service.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ANY INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     We have agreed to pay all our expenses incident to the exchange offer, including reasonable fees of not more than one counsel retained by the holders of outstanding notes in connection with the filing of a shelf registration statement, if required, but excluding commissions or concessions of any brokers or dealers and the fees of any other advisors or experts retained by the holders of outstanding notes, except as expressly set forth in the exchange and registration rights agreement, and will indemnify the holders of outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

     The validity of the exchange notes offered by this prospectus and certain legal matters will be passed upon for us by Perkins Coie LLP, Portland, Oregon, as to United States law, and certain other legal matters will be passed upon for us by Watson, Farley & Williams, New York, New York, as to Marshall Islands law, by Seward & Kissel, LLP, New York, New York, as to U.S. tax law, by Graham, Thompson & Co., Nassau, the Bahamas, as to Bahamian law, by Appleby Spurling & Kempe, Hamilton, Bermuda, as to Bermuda law, and by Bugge, Arentz-Hansen & Rasmussen, Oslo, Norway, as to Norwegian law.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and schedule of Teekay and its subsidiaries appearing in Teekay's Annual Report (Form 20-F) filed with the SEC on April 2, 2001, as at December 31, 2000 and 1999, and for the fiscal year ended December 31, 2000, the nine months ended December 31, 1999 and the year ended March 31, 1999, have been audited by Ernst & Young, independent chartered accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of UNS and its subsidiaries as at December 31, 2000 and 1999, and for the fiscal years ended December 31, 2000 and 1999, included in our Report on Form 6-K with respect to our acquisition of UNS, filed with the SEC on June 7, 2001, which Report is incorporated by reference herein, have been audited by Deloitte & Touche Statsautoriserte Revisorer AS, independent public accountants, as stated in the report included therein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
TEEKAY SHIPPING CORPORATION UNAUDITED PRO FORMA
  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS:
Unaudited Pro Forma Consolidated Condensed Statement of
  Income for the nine months ended September 30, 2001.......     F-2
Unaudited Pro Forma Consolidated Condensed Statement of
  Income for the year ended December 31, 2000...............     F-3
Notes to Unaudited Pro Forma Consolidated Condensed
  Financial Statements......................................     F-4

                          TEEKAY SHIPPING CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                       UNS
                                                   (JANUARY 1 -    PRO FORMA             PRO FORMA
                                      TEEKAY (I)   MARCH 5/01)    ADJUSTMENTS   NOTES   CONSOLIDATED
                                      ----------   ------------   -----------   -----   ------------
NET VOYAGE REVENUES
Voyage revenues.....................   825,910        17,188                               843,098
Voyage expenses.....................   188,637           928                               189,565
                                       -------        ------        ------                --------
Net voyage revenues.................   637,273        16,260                               653,533
                                       -------        ------        ------                --------
OPERATING EXPENSES
Vessel operating expenses...........   113,404         4,371                               117,775
Time charter hire expense...........    51,477            --                                51,477
Depreciation and amortization.......    97,141         4,206                               101,347
Goodwill amortization...............     2,332            --         1,054       (5a)        3,386
General and administrative..........    35,572         1,207                                36,779
                                       -------        ------        ------                --------
                                       299,926         9,784         1,054                 310,764
                                       -------        ------        ------                --------
Income from vessel operations.......   337,347         6,476        (1,054)                342,769
                                       -------        ------        ------                --------
OTHER ITEMS
Interest expense....................   (50,944)       (3,717)       (3,147)      (5b)      (57,808)
Interest income.....................     7,867           197                                 8,064
Equity income.......................    16,292           481            94       (5c)       16,867
Other income (loss).................    (5,241)          455           211       (5d)       (4,575)
                                       -------        ------        ------                --------
                                       (32,026)       (2,584)       (2,842)                (37,452)
                                       -------        ------        ------                --------
NET INCOME..........................   305,321         3,892        (3,896)                305,317
                                       =======        ======        ======                ========
Pro forma Basic Earnings per Common
  Share.............................                                                         $7.69
Pro forma Diluted Earnings per
  Common Share......................                                                         $7.53
Weighted average number of shares
  outstanding (thousands)...........                                                        39,698

---------------

(i) Includes results of UNS (64% interest) for the period March 6, 2001 to April 26, 2001 and (100% interest) for the period April 27, 2001 to September 30, 2001.

     The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements

                          TEEKAY SHIPPING CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                              PRO FORMA             PRO FORMA
                                         TEEKAY      UNS     ADJUSTMENTS   NOTES   CONSOLIDATED
                                         -------   -------   -----------   -----   ------------
NET VOYAGE REVENUES
Voyage revenues........................  893,226    69,081                            962,307
Voyage expenses........................  248,957        --                            248,957
                                         -------   -------     -------              ---------
Net voyage revenues....................  644,269    69,081                            713,350
                                         -------   -------     -------              ---------
OPERATING EXPENSES
Vessel operating expenses..............  125,415    20,660                            146,075
Time charter hire expense..............   53,547        --                             53,547
Depreciation and amortization..........  100,153    18,610                            118,763
Goodwill amortization..................       --        --       4,534      (5a)        4,534
General and administrative.............   37,479     5,966                             43,445
                                         -------   -------     -------              ---------
                                         316,594    45,236       4,534                366,364
                                         -------   -------     -------              ---------
Income from vessel operations..........  327,675    23,845      (4,534)               346,986
                                         -------   -------     -------              ---------
OTHER ITEMS
Interest expense.......................  (74,540)  (16,641)    (15,319)     (5b)     (106,500)
Interest income........................   13,021     2,069                             15,090
Equity income..........................    9,546     2,240                             11,786
Other income (loss)....................   (5,682)    3,874                             (1,808)
                                         -------   -------     -------              ---------
                                         (57,655)   (8,458)    (15,319)               (81,432)
                                         -------   -------     -------              ---------
NET INCOME.............................  270,020    15,387     (19,853)               265,554
                                         =======   =======     =======              =========
Pro forma Basic Earnings per Common
  Share................................                                             $    6.90
Pro forma Diluted Earnings per Common
  Share................................                                             $    6.75
Weighted average number of shares
  outstanding (thousands)..............                                                38,468

     The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements

                          TEEKAY SHIPPING CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The unaudited pro forma consolidated condensed financial statements (the "Financial Statements") give effect to the acquisition (the "Acquisition") of 100% of the issued and outstanding shares of Ugland Nordic Shipping ASA ("UNS") by Teekay Shipping Corporation ("Teekay"). The Financial Statements have been prepared by management in accordance with accounting principles generally accepted in the United States from the information derived from the audited historical financial statements of Teekay and UNS for the year ended December 31, 2000, and the unaudited historical interim financial statements of Teekay and UNS for the nine months ended September 30, 2001. In the opinion of management, the Financial Statements include all adjustments necessary for fair presentation.

     As of March 31, 2001, Teekay had purchased approximately 64% of the issued and outstanding shares of UNS. On April 26, 2001, Teekay acquired the remaining 36% of the issued and outstanding shares of UNS. Accordingly, the Financial Statements contained herein give effect to the acquisition of 100% of the issued and outstanding shares of UNS.

     The unaudited pro forma consolidated condensed statements of income for the nine months ended September 30, 2001 and the year ended December 31, 2000 give effect to the Acquisition as though it had taken place on January 1, 2000.

     The Financial Statements are not necessarily indicative of what the results of operations and financial position would have been, nor do they purport to project Teekay's results of operations for any future periods. The Financial Statements also do not include any expected benefits or cost savings arising from the Acquisition. The Financial Statements should be read in conjunction with the consolidated financial statements of Teekay and UNS referred to above.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed in preparing the Financial Statements are those used by Teekay as set out in the consolidated financial statements contained in Teekay's Annual Report on Form 20-F as at and for the year ended December 31, 2000, and in Teekay's Quarterly Report on Form 6-K for the nine months ended September 30, 2001.

3.  ACCOUNTING TREATMENT FOR THE ACQUISITION

     The Acquisition has been accounted for using the purchase method of accounting. The results of operations of UNS are included from the assumed date of acquisition. UNS' accounting policies have been adjusted to be consistent with those of Teekay.

                          TEEKAY SHIPPING CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
           CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PRO FORMA GENERAL ASSUMPTIONS AND PURCHASE PRICE ALLOCATION

GENERAL ASSUMPTIONS

     Teekay purchased all of the issued and outstanding shares of Ugland Nordic Shipping ASA ("UNS Shares") at an average price per share of Norwegian Kroner 136 in cash or U.S. $15.26 per share. The Financial Statements reflect the following:

     -  100% of outstanding UNS Shares were exchanged for cash;

     -  total purchase consideration (in millions of U.S. dollars):

       Cash paid...................................................    $216.3
       Estimated transaction and integration costs included in
         accounts payable and accrued liabilities..................       7.0
                                                                       ------
                                                                       $223.3
                                                                       ======

PURCHASE PRICE ALLOCATION

     The excess of the purchase price over the fair market value of the net assets of UNS has been allocated to goodwill. The purchase price includes an accrual of $7.0 million for estimated transaction and integration costs.

     The following table describes the allocation of the purchase price as at September 30, 2001 (in millions of U.S. dollars):

                                                                    TOTAL
                                                                    ------
    Net assets acquired.........................................    $132.6
    Goodwill....................................................      90.7
                                                                    ------
                                                                    $223.3
                                                                    ======

5.  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

     The unaudited pro forma consolidated condensed statements of income incorporate the following adjustments:

     (a) Goodwill amortization related to the Acquisition of UNS is calculated on a straight-line basis over a 20 year period. As a result, goodwill amortization increased by $1.1 million for the nine months ended September 30, 2001 and by $4.5 million for the year ended December 31, 2000.

     (b) Interest expense at 6.2% and 7.1% (the average historical cost of debt on outstanding debt for the period from January 1, 2001 to April 26, 2001 and the year ended December 31, 2000, respectively) has been increased by $3.1 million for the nine months ended September 30, 2001 and by $15.3 million for the year ended December 31, 2000 to reflect the additional interest expense that would have been incurred had the Acquisition occurred on January 1, 2000.

     (c) Teekay's equity income for the nine months ended September 30, 2001 has been adjusted to reverse the equity loss earned from the 9% ownership in UNS for the period from January 1, 2001 to March 5, 2001 so that the results for the nine months ended September 30, 2001 give effect to the Acquisition as if it had it taken place on January 1, 2000.

                          TEEKAY SHIPPING CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
           CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     (d) Teekay's other income (loss) for the nine months ended September 30, 2001 has been adjusted to reverse the minority interest portion of UNS' results for the period from March 6, 2001 to April 26, 2001 so that the results for the nine months ended September 30, 2001 give effect to the Acquisition as if it had it taken place on January 1, 2000.

6.  UNAUDITED PRO FORMA CONSOLIDATED EARNINGS PER SHARE

     The unaudited pro forma consolidated earnings per share have been calculated based upon the weighted average number of Teekay shares outstanding during the periods presented.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER ONLY TO SELL THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Where You Can Find More Information...    i
Special Note Regarding Forward-Looking
  Statements..........................   ii
Service of Process and Enforcement of
  Liabilities.........................  iii
Prospectus Summary....................    1
Risk Factors..........................   15
Use of Proceeds.......................   24
Capitalization........................   25
Environmental Regulation..............   26
Taxation of Teekay....................   31
Description of Certain Debt...........   36
The Exchange Offer....................   38
Description of the Notes..............   48
Form, Denomination, Book-Entry
  Procedures and Transfer.............   62
Registration Rights...................   65
Tax Considerations....................   68
Plan of Distribution..................   72
Legal Matters.........................   73
Independent Auditors..................   73
Index to Financial Statements.........  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------



                                  $100,000,000



                         ------------------------------

                                  TEEKAY LOGO
                         ------------------------------



                          TEEKAY SHIPPING CORPORATION



                            OFFER TO EXCHANGE 8.875%
                        SENIOR NOTES DUE JULY 15, 2011,
                          FOR 8.875% SENIOR NOTES DUE
                           JULY 15, 2011, WHICH HAVE
                           BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933



                          ---------------------------
                                   PROSPECTUS

                          ---------------------------



                                FEBRUARY 5, 2002

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Teekay Shipping Corporation ("Teekay") is a Marshall Islands corporation. The Marshall Islands Business Corporations Act ("MIBCA") provides that a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the MIBCA.

     In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the MIBCA.

     Section F of Teekay's Articles of Incorporation, as amended, provides that to the fullest extent permitted under the MIBCA, a director of Teekay shall not be liable to Teekay or its shareholders for monetary damages for breach of fiduciary duty as a director. Section 10.00 of Teekay's Bylaws provides that any person who is made party to a proceeding by virtue of being an officer or director of Teekay or, being or having been such a director or officer or an employee of Teekay, serving at the request of Teekay as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the MIBCA against any and all expense, liability, loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) actually incurred or suffered by such person in connection with the proceeding.

     In addition, Teekay has entered into separate Indemnification Agreements with each of Teekay officers and directors listed in the Registration Statement which provide for indemnification of the director or officer against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative except to the extent that such person is otherwise indemnified, such action, suit or proceeding arose out of such person's intentional misconduct, knowing violation of law or out of a transaction in which such director or officer is finally judicially determined to have derived an improper personal benefit or if it shall be determined by a final judgment or other final adjudication that such indemnification was not lawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     The following exhibits are filed as part of this Registration Statement:


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    3.1       Amended and Restated Articles of Incorporation of Teekay
              Shipping Corporation.(1)
    3.2       Articles of Amendment of Articles of Incorporation of Teekay
              Shipping Corporation.(1)
    3.3       Amended and Restated Bylaws of Teekay Shipping
              Corporation.(1)
    4.1       Registration Rights Agreement among Teekay Shipping
              Corporation, Tradewinds Trust Co. Ltd., as Trustee for the
              Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee
              for the JTK Trust.(2)
    4.2       Specimen of Teekay Shipping Corporation Common Stock
              Certificate.(2)
    4.3       Indenture dated January 29, 1996 among Teekay Shipping
              Corporation, VSSI Oceans Inc., VSSI Atlantic Inc., VSSI
              Appian Inc., Senang Spirit Inc., Exuma Spirit Inc., Nassau
              Spirit Inc., Andros Spirit Inc. and United States Trust
              Company of New York, as Trustee.(3)
    4.4       Specimen of Teekay Shipping Corporation's 8.32% First
              Preferred Ship Mortgage Notes Due 2008.(3)
    4.5       Bahamian Statutory Ship Mortgage dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York.(3)(4)
    4.6       Deed of Covenants dated January 29, 1996 by Nassau Spirit
              Inc. to United States Trust Company of New York.(3)(4)
    4.7       First Preferred Ship Mortgage dated January 29, 1996 by VSSI
              Oceans Inc. to United States Trust Company of New York, as
              Trustee.(5)
    4.8       Assignment of Time Charter dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee.(3)(4)
    4.9       Assignment of Insurance dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee.(3)(4)
    4.10      Pledge Agreement and Irrevocable Proxy dated January 29,
              1996 by Teekay Shipping Corporation in favor of United
              States Trust Company of New York, as Trustee.(3)
    4.11      Guarantee dated January 29, 1996 by Nassau Spirit Inc. in
              favor of United States Trust Company of New York, as
              Trustee.(3)(4)
    4.12      Assignment of Freights and Hires dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York, as Trustee.(3)(4)
    4.13      Cash Collateral Account Agreement dated January 29, 1996
              between Nassau Spirit Inc. and United States Trust Company of New York, as Trustee.(3)(4)
    4.14      Investment Account Agreement dated January 29, 1996 between
              Teekay Shipping Corporation and United States Trust Company
              of New York, as Trustee.(3)
    4.15      Indenture dated June 22, 2001 among Teekay Shipping
              Corporation and The Bank of New York Trust Company of
              Florida (formerly U.S. Trust Company of Texas, N.A.).(14)
    4.16      First Supplemental Indenture dated as of December 6, 2001, among Teekay Shipping Corporation and The Bank of New York
              Trust Company of Florida, N.A.*
    4.17      Exchange and Registration Rights Agreement dated June 22,
              2001 among Teekay Shipping Corporation and Goldman, Sachs &
              Co., Morgan Stanley & Co. Incorporated, Salomon Smith Barney
              Inc., Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities
              Inc., Fleet Securities, Inc. and Scotia Capital (USA)
              Inc.(14)
    4.18      Exchange and Registration Rights Agreement dated December 6,
              2001 between Teekay Shipping Corporation and Goldman, Sachs
              & Co.*

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.19      Specimen of Teekay Shipping Corporation's 8.875% Senior
              Notes due 2011.(14)
    5.1       Opinion of Perkins Coie LLP, special counsel to the
              registrant, as to the legality under U.S. law of the notes being offered by Teekay Shipping Corporation.*
    8.1       Opinion of Perkins Coie LLP, regarding certain U.S. tax
              matters (contained in opinion filed as Exhibit 5.1).
    8.2       Opinion of Seward and Kissel, LLP, regarding certain U.S.
              tax matters.*
    8.3       Opinion of Watson, Farley & Williams, regarding Marshall
              Islands tax matters.*
    8.4       Opinion of Graham, Thompson & Co., regarding Bahamian tax
              matters.*
    8.5       Opinion of Appleby Spurling & Kempe, regarding Bermuda tax matters.*
    8.6       Opinion of Bugge, Arentz-Hansen & Rasmussen, regarding
              Norwegian tax matters.*
   10.1       1995 Stock Option Plan.(2)
   10.2       Amendment to 1995 Stock Option Plan.(6)
   10.3       Amended 1995 Stock Option Plan.(7)
   10.4       Form of Indemnification Agreement between Teekay Shipping
              Corporation and each of its officers and directors.(2)
   10.5       Charter Party, as amended, dated September 21, 1989 between
              Palm Shipping Inc. and BP Shipping Limited.(8)
   10.6       Time Charter, as amended, dated July 3, 1995 between VSSI
              Oceans Inc. and Palm Shipping Inc.(5)
   10.7       Time Charter, as amended, dated January 4, 1994 between VSSI
              Atlantic Inc. and Palm Shipping Inc.(5)
   10.8       Time Charter, as amended, dated February 1, 1992 between
              VSSI Appian Inc. and Palm Shipping Inc.(5)
   10.9       Time Charter, as amended, dated December 1, 1993 between
              Senang Spirit Inc. and Palm Shipping Inc.(5)
   10.10      Time Charter, as amended, dated August 1, 1992 between Exuma
              Spirit Inc. and Palm Shipping Inc.(5)
   10.11      Time Charter, as amended, dated May 1, 1992 between Nassau
              Spirit Inc. and Palm Shipping Inc.(5)
   10.12      Time Charter, as amended, dated November 1, 1992 between
              Andros Spirit Inc. and Palm Shipping Inc.(5)
   10.13      Management Agreement, as amended, dated June 1, 1992 between
              Teekay Shipping Limited and Nassau Spirit Inc.(5)(4)
   10.14      Agreement, dated October 3, 1996, for a U.S. $90,000,000
              Term Loan Facility to be made available to certain
              subsidiaries of Teekay Shipping Corporation by Christiania
              Bank og Kreditkasse, acting through its New York Branch, The
              Bank of Nova Scotia, and Banque Indosuez.(9)
   10.15      Agreement, dated October 18, 1996, for a U.S. $120,000,000
              Term Loan Facility to be made available to certain
              subsidiaries of Teekay Shipping Corporation by Den Norske
              Bank ASA, Nederlandse Scheepshypothesbank N.V., The Bank of
              New York, and Midland Bank plc.(9)
   10.16      Agreement, dated January 26, 1998, for a U.S. $200,000,000
              Reducing Revolving Credit Facility to be made available to certain wholly-owned subsidiaries of Teekay Shipping
              Corporation by Den Norske Bank ASA, Christiania Bank og
              Kreditkasse ASA, New York Branch, and the Bank of Nova
              Scotia.(10)
   10.17      Agreement, dated March 26, 1999, for the amalgamation of
              Northwest Maritime Inc., a 100% owned subsidiary of Teekay
              Shipping Corporation, and Bona Shipholding Ltd.(11)

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   10.18      Agreement, dated April 16, 1998, for a U.S. $30,000,000 Term
              Loan Facility to be made available to VSSI Australia Limited by Rabo Australia Limited.(1)
   10.19      Agreement, dated December 18, 1997, for a U.S. $44,000,000
              Term Loan Facility to be made available to Barrington
              (Australia) Pty Limited and Palmerston (Australia) Pty
              Limited by Rabo Australia Limited.(1)
   10.20      Amended and Restated Reimbursement Agreement, dated April
              16, 1998, Among Barrington (Australia) Pty Limited,
              Palmerston (Australia) Pty Limited, VSSI Australia Limited,
              VSSI Transport Inc. and Alliance Chartering Pty Limited and
              Nedship Bank (America) N.V., The Bank of New York and
              Landesbank Schleswig-Holstein.(1)
   10.21      Amendment No. 1, dated May 1999, to Amended and Restated
              Reimbursement Agreement dated April 16, 1998 among
              Barrington (Australia) Pty Limited, Palmerston (Australia)
              Pty Limited, VSSI Australia Limited, VSSI Transport Inc. and
              Alliance Chartering Pty Limited and Nedship Bank (America)
              N.V., The Bank of New York and Landesbank
              Schleswig-Holstein.(1)
   10.22      Amended and Restated Agreement, date June 11, 1999, for a
              $500,000,000 Revolving Loan between Bona Shipholding Ltd.,
              Chase Manhattan plc, Citibank International plc and various other banks.(1)
   10.23      Amendment and Restatement Agreement, dated June 11, 1999,
              relating to a U.S. $500,000,000 Revolving Loan Agreement
              between Bona Shipholding Ltd., Chase Manhattan plc, Citibank
              International plc and various other banks.(1)
   10.24      Rights Agreement, dated as of September 8, 2000, between
              Teekay Shipping Corporation and The Bank of New York, as
              Rights Agent.(12)
   10.25      Reimbursement Agreement, dated January 1, 2000, between
              Fleet Management Inc. and Teekay Shipping Corporation.(7)
   10.26      Reimbursement Agreement, dated February 16, 2001, between
              Karratha Spirit Pty Ltd and Nedship Bank (America) N.V.(13)
   10.27      Agreement, dated February 16, 2001, for a U.S. $34,000,000
              Term Loan Facility to be made available to Karratha Spirit
              Pty Ltd by Rabo Australia Limited.(13)
   10.28      Exchange Agent Agreement between The Bank of New York, as
              exchange agent, and Teekay Shipping Corporation.
   12.1       Statement regarding the computation of ratio of earnings to fixed charges for Teekay Shipping Corporation.*
   15.1       Letter from Ernst & Young LLP, as independent chartered
              accountants, regarding unaudited interim financial
              information.*
   21.1       List of Significant Subsidiaries of Teekay Shipping
              Corporation.*
   23.1       Consent of Perkins Coie, LLP (contained in Exhibit 5.1).
   23.2       Consent of Seward and Kissel, LLP (contained in Exhibit
              8.2).
   23.3       Consent of Watson, Farley & Williams (contained in Exhibit
              8.3).
   23.4       Consent of Graham, Thompson & Co. (contained in Exhibit
              8.4).
   23.5       Consent of Appleby Spurling & Kempe (contained in Exhibit
              8.5).
   23.6       Consent of Bugge, Arentz-Hansen & Rasmussen (contained in
              Exhibit 8.6).
   23.7       Consent of Ernst & Young.
   23.8       Consent of Deloitte & Touche Statsautoriserte Revisorer AS.*
   24.1       Power of Attorney.*
   25.1       Statement of Eligibility of The Bank of New York Trust
              Company of Florida, N.A. (formerly U.S. Trust Company of
              Texas, N.A.), as trustee.*

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   99.1       Form of Letter of Transmittal.
   99.2       Form of Notice of Guaranteed Delivery.


---------------


  *  Previously filed.


(1) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on March 30, 2000, and hereby incorporated by reference to such Annual Report.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-7573-4), filed with the SEC on July 14, 1995, and hereby incorporated by reference to such Registration Statement.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 4, 1996, and hereby incorporated by reference to such Annual Report.

(4) A schedule attached to this exhibit identifies all other documents not required to be filed as exhibits because such other documents are substantially identical to this exhibit. The schedule also sets forth material details by which the omitted documents differ from this exhibit.

(5) Previously filed as an exhibit to the Company's Registration Statement on Form F-3 (Registration No. 33-65139), filed with the SEC on January 19, 1996, and hereby incorporated by reference to such Registration Statement.

(6) Previously filed as an exhibit to the Company's Report on Form 6-K, filed with the SEC on May 2, 2000, and hereby incorporated by reference to such Report.

(7) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on April 2, 2001, and hereby incorporated by reference to such Annual Report.

(8) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-68680), as declared effective by the SEC on November 29, 1993, and hereby incorporated by reference to such Registration Statement.

(9) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1997, and hereby incorporated by reference to such Annual Report.

(10) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on May 20, 1998, and hereby incorporated by reference to such Annual Report.

(11) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1999, and hereby incorporated by reference to such Annual Report.

(12) Previously filed as an exhibit to the Company's Form 8-A, filed with the SEC on September 11, 2000, and hereby incorporated by reference to such filing.

(13) Previously filed as an exhibit to the Company's Report on Form 6-K filed with the SEC on May 24, 2001, and hereby incorporated by reference to such report.


(14) Previously filed as an exhibit to the Company's Registration Statement on Form F-4 (Registration No. 333-64928), filed with the SEC on July 11, 2001, and hereby incorporated by reference to such Registration Statement.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or sec.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 4th day of February, 2002.


                                          TEEKAY SHIPPING CORPORATION



                                              /s/ BJORN MOLLER
                                          By:
                                          --------------------------------------

                                            Bjorn Moller, President and

                                            Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 4th day of February, 2002.


                  SIGNATURE                                            TITLE
                  ---------                                            -----

              /s/ BJORN MOLLER                 President, Chief Executive Officer and Director
---------------------------------------------
                Bjorn Moller

                      *                        Chief Financial Officer, Vice President, Treasurer and
---------------------------------------------  Principal Financial and Accounting Officer
                Peter Antturi

                      *                        Director and Chairman of the Board
---------------------------------------------
                 C. Sean Day

                      *                        Director and Authorized Representative in the United
---------------------------------------------  States
               Axel Karlshoej

                      *                        Director and Corporate Secretary
---------------------------------------------
                Bruce C. Bell

                      *                        Director
---------------------------------------------
            Dr. Ian D. Blackburne

                      *                        Director
---------------------------------------------
               Morris L. Feder

                      *                        Director
---------------------------------------------
             Thomas Kuo-Yuen Hsu

                      *                        Director
---------------------------------------------
                Leif O. Hoegh

                      *                        Director
---------------------------------------------
              Eileen A. Mercier



*By: /s/ BJORN MOLLER

     ---------------------------------

     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    3.1       Amended and Restated Articles of Incorporation of Teekay
              Shipping Corporation.(1)
    3.2       Articles of Amendment of Articles of Incorporation of Teekay
              Shipping Corporation.(1)
    3.3       Amended and Restated Bylaws of Teekay Shipping
              Corporation.(1)
    4.1       Registration Rights Agreement among Teekay Shipping
              Corporation, Tradewinds Trust Co. Ltd., as Trustee for the
              Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee
              for the JTK Trust.(2)
    4.2       Specimen of Teekay Shipping Corporation Common Stock
              Certificate.(2)
    4.3       Indenture dated January 29, 1996 among Teekay Shipping
              Corporation, VSSI Oceans Inc., VSSI Atlantic Inc., VSSI
              Appian Inc., Senang Spirit Inc., Exuma Spirit Inc., Nassau
              Spirit Inc., Andros Spirit Inc. and United States Trust
              Company of New York, as Trustee.(3)
    4.4       Specimen of Teekay Shipping Corporation's 8.32% First
              Preferred Ship Mortgage Notes Due 2008.(3)
    4.5       Bahamian Statutory Ship Mortgage dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York.(3)(4)
    4.6       Deed of Covenants dated January 29, 1996 by Nassau Spirit
              Inc. to United States Trust Company of New York.(3)(4)
    4.7       First Preferred Ship Mortgage dated January 29, 1996 by VSSI
              Oceans Inc. to United States Trust Company of New York, as
              Trustee.(5)
    4.8       Assignment of Time Charter dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee.(3)(4)
    4.9       Assignment of Insurance dated January 29, 1996 by Nassau
              Spirit Inc. to United States Trust Company of New York, as
              Trustee.(3)(4)
    4.10      Pledge Agreement and Irrevocable Proxy dated January 29,
              1996 by Teekay Shipping Corporation in favor of United
              States Trust Company of New York, as Trustee.(3)
    4.11      Guarantee dated January 29, 1996 by Nassau Spirit Inc. in
              favor of United States Trust Company of New York, as
              Trustee.(3)(4)
    4.12      Assignment of Freights and Hires dated January 29, 1996 by
              Nassau Spirit Inc. to United States Trust Company of New
              York, as Trustee.(3)(4)
    4.13      Cash Collateral Account Agreement dated January 29, 1996
              between Nassau Spirit Inc. and United States Trust Company of New York, as Trustee.(3)(4)
    4.14      Investment Account Agreement dated January 29, 1996 between
              Teekay Shipping Corporation and United States Trust Company
              of New York, as Trustee.(3)
    4.15      Indenture dated June 22, 2001 among Teekay Shipping
              Corporation and The Bank of New York Trust Company of
              Florida, N.A. (formerly U.S. Trust Company of Texas,
              N.A.).(14)
    4.16      First Supplemental Indenture dated as of December 6, 2001, among Teekay Shipping Corporation and The Bank of New York
              Trust Company of Florida, N.A.*
    4.17      Exchange and Registration Rights Agreement dated June 22,
              2001 among Teekay Shipping Corporation and Goldman, Sachs &
              Co., Morgan Stanley & Co. Incorporated, Salomon Smith Barney
              Inc., Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities
              Inc., Fleet Securities, Inc. and Scotia Capital (USA)
              Inc.(14)
    4.18      Exchange and Registration Rights Agreement dated December 6,
              2001 between Teekay Shipping Corporation and Goldman, Sachs
              & Co.*
    4.19      Specimen of Teekay Shipping Corporation's 8.875% Senior
              Notes due 2011.(14)

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    5.1       Opinion of Perkins Coie LLP, special counsel to the
              registrant, as to the legality under U.S. law of the notes being offered by Teekay Shipping Corporation.*
    8.1       Opinion of Perkins Coie LLP, regarding certain U.S. tax
              matters (contained in opinion filed as Exhibit 5.1).
    8.2       Opinion of Seward and Kissel, LLP, regarding certain U.S.
              tax matters.*
    8.3       Opinion of Watson, Farley & Williams, regarding Marshall
              Islands tax matters.*
    8.4       Opinion of Graham, Thompson & Co., regarding Bahamian tax
              matters.*
    8.5       Opinion of Appleby Spurling & Kempe, regarding Bermuda tax matters.*
    8.6       Opinion of Bugge, Arentz-Hansen & Rasmussen, regarding
              Norwegian tax matters.*
   10.1       1995 Stock Option Plan.(2)
   10.2       Amendment to 1995 Stock Option Plan.(6)
   10.3       Amended 1995 Stock Option Plan.(7)
   10.4       Form of Indemnification Agreement between Teekay Shipping
              Corporation and each of its officers and directors.(2)
   10.5       Charter Party, as amended, dated September 21, 1989 between
              Palm Shipping Inc. and BP Shipping Limited.(8)
   10.6       Time Charter, as amended, dated July 3, 1995 between VSSI
              Oceans Inc. and Palm Shipping Inc.(5)
   10.7       Time Charter, as amended, dated January 4, 1994 between VSSI
              Atlantic Inc. and Palm Shipping Inc.(5)
   10.8       Time Charter, as amended, dated February 1, 1992 between
              VSSI Appian Inc. and Palm Shipping Inc.(5)
   10.9       Time Charter, as amended, dated December 1, 1993 between
              Senang Spirit Inc. and Palm Shipping Inc.(5)
   10.10      Time Charter, as amended, dated August 1, 1992 between Exuma
              Spirit Inc. and Palm Shipping Inc.(5)
   10.11      Time Charter, as amended, dated May 1, 1992 between Nassau
              Spirit Inc. and Palm Shipping Inc.(5)
   10.12      Time Charter, as amended, dated November 1, 1992 between
              Andros Spirit Inc. and Palm Shipping Inc.(5)
   10.13      Management Agreement, as amended, dated June 1, 1992 between
              Teekay Shipping Limited and Nassau Spirit Inc.(5)(4)
   10.14      Agreement, dated October 3, 1996, for a U.S. $90,000,000
              Term Loan Facility to be made available to certain
              subsidiaries of Teekay Shipping Corporation by Christiania
              Bank og Kreditkasse, acting through its New York Branch, The
              Bank of Nova Scotia, and Banque Indosuez.(9)
   10.15      Agreement, dated October 18, 1996, for a U.S. $120,000,000
              Term Loan Facility to be made available to certain
              subsidiaries of Teekay Shipping Corporation by Den Norske
              Bank ASA, Nederlandse Scheepshypothesbank N.V., The Bank of
              New York, and Midland Bank plc.(9)
   10.16      Agreement, dated January 26, 1998, for a U.S. $200,000,000
              Reducing Revolving Credit Facility to be made available to certain wholly-owned subsidiaries of Teekay Shipping
              Corporation by Den Norske Bank ASA, Christiania Bank og
              Kreditkasse ASA, New York Branch, and the Bank of Nova
              Scotia.(10)
   10.17      Agreement, dated March 26, 1999, for the amalgamation of
              Northwest Maritime Inc., a 100% owned subsidiary of Teekay
              Shipping Corporation, and Bona Shipholding Ltd.(11)

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   10.18      Agreement, dated April 16, 1998, for a U.S. $30,000,000 Term
              Loan Facility to be made available to VSSI Australia Limited by Rabo Australia Limited.(1)
   10.19      Agreement, dated December 18, 1997, for a U.S. $44,000,000
              Term Loan Facility to be made available to Barrington
              (Australia) Pty Limited and Palmerston (Australia) Pty
              Limited by Rabo Australia Limited.(1)
   10.20      Amended and Restated Reimbursement Agreement, dated April
              16, 1998, Among Barrington (Australia) Pty Limited,
              Palmerston (Australia) Pty Limited, VSSI Australia Limited,
              VSSI Transport Inc. and Alliance Chartering Pty Limited and
              Nedship Bank (America) N.V., The Bank of New York and
              Landesbank Schleswig-Holstein.(1)
   10.21      Amendment No. 1, dated May 1999, to Amended and Restated
              Reimbursement Agreement dated April 16, 1998 among
              Barrington (Australia) Pty Limited, Palmerston (Australia)
              Pty Limited, VSSI Australia Limited, VSSI Transport Inc. and
              Alliance Chartering Pty Limited and Nedship Bank (America)
              N.V., The Bank of New York and Landesbank
              Schleswig-Holstein.(1)
   10.22      Amended and Restated Agreement, date June 11, 1999, for a
              $500,000,000 Revolving Loan between Bona Shipholding Ltd.,
              Chase Manhattan plc, Citibank International plc and various other banks.(1)
   10.23      Amendment and Restatement Agreement, dated June 11, 1999,
              relating to a U.S. $500,000,000 Revolving Loan Agreement
              between Bona Shipholding Ltd., Chase Manhattan plc, Citibank
              International plc and various other banks.(1)
   10.24      Rights Agreement, dated as of September 8, 2000, between
              Teekay Shipping Corporation and The Bank of New York, as
              Rights Agent.(12)
   10.25      Reimbursement Agreement, dated January 1, 2000, between
              Fleet Management Inc. and Teekay Shipping Corporation.(7)
   10.26      Reimbursement Agreement, dated February 16, 2001, between
              Karratha Spirit Pty Ltd and Nedship Bank (America) N.V.(13)
   10.27      Agreement, dated February 16, 2001, for a U.S. $34,000,000
              Term Loan Facility to be made available to Karratha Spirit
              Pty Ltd by Rabo Australia Limited.(13)
   10.28      Exchange Agent Agreement between The Bank of New York, as
              exchange agent, and Teekay Shipping Corporation.
   12.1       Statement regarding the computation of ratio of earnings to fixed charges for Teekay Shipping Corporation.*
   15.1       Letter from Ernst & Young LLP, as independent chartered
              accountants, regarding unaudited interim financial
              information.*
   21.1       List of Significant Subsidiaries of Teekay Shipping
              Corporation.*
   23.1       Consent of Perkins Coie, LLP (contained in Exhibit 5.1).
   23.2       Consent of Seward and Kissel, LLP (contained in Exhibit
              8.2).
   23.3       Consent of Watson, Farley & Williams (contained in Exhibit
              8.3).
   23.4       Consent of Graham, Thompson & Co. (contained in Exhibit
              8.4).
   23.5       Consent of Appleby Spurling & Kempe (contained in Exhibit
              8.5).
   23.6       Consent of Bugge, Arentz-Hansen & Rasmussen (contained in
              Exhibit 8.6).
   23.7       Consent of Ernst & Young.
   23.8       Consent of Deloitte & Touche Statsautoriserte Revisorer AS.*
   24.1       Power of Attorney.*
   25.1       Statement of Eligibility of The Bank of New York Trust
              Company of Florida, N.A. (formerly U.S. Trust Company of
              Texas, N.A.), as trustee.*

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   99.1       Form of Letter of Transmittal.
   99.2       Form of Notice of Guaranteed Delivery.


---------------


  *  Previously filed.


(1) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on March 30, 2000, and hereby incorporated by reference to such Annual Report.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-7573-4), filed with the SEC on July 14, 1995, and hereby incorporated by reference to such Registration Statement.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 4, 1996, and hereby incorporated by reference to such Annual Report.

(4) A schedule attached to this exhibit identifies all other documents not required to be filed as exhibits because such other documents are substantially identical to this exhibit. The schedule also sets forth material details by which the omitted documents differ from this exhibit.

(5) Previously filed as an exhibit to the Company's Registration Statement on Form F-3 (Registration No. 33-65139), filed with the SEC on January 19, 1996, and hereby incorporated by reference to such Registration Statement.

(6) Previously filed as an exhibit to the Company's Report on Form 6-K, filed with the SEC on May 2, 2000, and hereby incorporated by reference to such Report.

(7) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on April 2, 2001, and hereby incorporated by reference to such Annual Report.

(8) Previously filed as an exhibit to the Company's Registration Statement on Form F-1 (Registration No. 33-68680), as declared effective by the SEC on November 29, 1993, and hereby incorporated by reference to such Registration Statement.

(9) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1997, and hereby incorporated by reference to such Annual Report.

(10) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on May 20, 1998, and hereby incorporated by reference to such Annual Report.

(11) Previously filed as an exhibit to the Company's Annual Report on Form 20-F, filed with the SEC on June 11, 1999, and hereby incorporated by reference to such Annual Report.

(12) Previously filed as an exhibit to the Company's Form 8-A, filed with the SEC on September 11, 2000, and hereby incorporated by reference to such filing.

(13) Previously filed as an exhibit to the Company's Report on Form 6-K filed with the SEC on May 24, 2001, and hereby incorporated by reference to such report.

(14) Previously filed as an exhibit to the Company's Registration Statement on Form F-4 (Registration No. 333-64928), filed with the SEC on July 11, 2001, and hereby incorporated by reference to such Registration Statement.